                                                                   EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              SAC RIVER VALLEY BANK

                                       AND

                            LIBERTY BANCSHARES, INC.


                                       AND


                                  LIBERTY BANK



                               DATED JUNE 18, 1998



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



                                TABLE OF CONTENTS


ARTICLE I

THE MERGER
         1.1      Merger
         1.2      Closing ............................................................ 2
         1.3      Effective Time ..................................................... 2

ARTICLE II
TERMS OF MERGER

         2.1      Charter ............................................................ 3
         2.2      By-Laws ............................................................ 3
         2.3      Directors .......................................................... 3
         2.4      Officers ........................................................... 3
         2.5      Principal Office ................................................... 4
         2.6      Capital Structure .................................................. 4

ARTICLE III
MANNER OF CONVERTING SHARES

         3.1      Conversion of Shares................................................ 4
         3.2      Adjustments to Exchange Ratio....................................... 5
         3.3      Fractional Shares................................................... 5
         3.4      Election to Receive Optional Per Share Cash Amount.................. 6
         3.5      Exchange Procedures................................................. 6
         3.6      Rights of Former Sac River Shareholders............................. 7
         3.7      Termination of Exchange Fund........................................ 8
         3.8      Lost or Destroyed Shares............................................ 8
         3.9      Dissenters' Rights.................................................. 8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SAC RIVER

         4.1      Organization, Standing, and Power................................... 9
         4.2      Subsidiaries........................................................ 9
         4.3      Capital Structure................................................... 9
         4.4      Authority.......................................................... 10
         4.5      Financial Statements............................................... 11
         4.6      Reports ........................................................... 13
         4.7      Authorizations; Compliance with Applicable Laws.................... 13
         4.8      Litigation and Claims.............................................. 15
         4.9      Taxes.............................................................. 15
         4.10     Certain Agreements................................................. 16
         4.11     Benefit Plans...................................................... 17
         4.12     Insurance.......................................................... 19
         4.13     Absence of Certain Changes or Events............................... 19
         4.14     Properties, Leases and Other Agreements............................ 21

         4.15     Votes Required..................................................... 21
         4.16     Tax Matters........................................................ 22
         4.17     Regulatory Impediments............................................. 22
         4.18     Full Disclosure.................................................... 22

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BANCSHARES AND LIBERTY

         5.1      Organization, Standing and Power................................... 22
         5.2      Subsidiaries....................................................... 22
         5.3      Capital Structure.................................................. 23
         5.4      Authority.......................................................... 24
         5.5      Bancshares Financial Statements.................................... 24
         5.6      Reports............................................................ 26
         5.7      Authorizations; Compliance with Applicable Laws.................... 26
         5.8      Litigation and Claims.............................................. 28
         5.9      Taxes.............................................................. 28
         5.10     Certain Agreements................................................. 29
         5.11     Benefit Plans...................................................... 30
         5.12     Insurance.......................................................... 31
         5.13     Absence of Certain Changes or Events............................... 32
         5.14     Properties, Leases and Other Agreements............................ 33
         5.15     Votes Required..................................................... 34
         5.16     Tax Matters........................................................ 34
         5.17     Regulatory Impediments............................................. 34
         5.18     Full Disclosure.................................................... 34

ARTICLE VI
COVENANTS OF SAC RIVER

         6.1      Affirmative Covenants.............................................. 34
         6.2      Negative Covenants................................................. 35
         6.3      Access and Information............................................. 38
         6.4      Update Disclosure; Breaches........................................ 39
         6.5      Tax Treatment...................................................... 39
         6.6      Dissent Process.................................................... 39
         6.7      Expenses........................................................... 40
         6.8      Delivery of Shareholder Lists...................................... 40
         6.9      Shareholder Meetings............................................... 40
         6.10     Processing Contracts............................................... 40

ARTICLE VII
COVENANTS OF LIBERTY AND BANCSHARES

         7.1      Affirmative Covenants.............................................. 41
         7.2      Negative Covenants................................................. 42
         7.3      Access and Information............................................. 44
         7.4      Update Disclosure; Breaches........................................ 45
         7.5      Liberty Benefit Plans.............................................. 45
         7.6      Tax Treatment...................................................... 46

ARTICLE VIII
ADDITIONAL AGREEMENTS

         8.1      Filings and Approvals.............................................. 46
         8.2      Registration Statement............................................. 47
         8.3      Reports............................................................ 49
         8.4      Brokers and Finders................................................ 49
         8.5      Additional Agreements; Reasonable Efforts.......................... 49

ARTICLE IX
CONDITIONS PRECEDENT

         9.1      Conditions to Each Party's Obligation
                  to Effect the Merger............................................... 50
         9.2      Conditions to Obligations of Bancshares............................ 51
         9.3      Conditions to Obligations of Sac River............................. 53

ARTICLE X
TERMINATION AND AMENDMENT

         10.1     Termination........................................................ 54
         10.2     Investigation and Review........................................... 55
         10.3     Effect of Termination.............................................. 56
         10.4     Amendment.......................................................... 56
         10.5     Extension; Waiver.................................................. 56

ARTICLE XI
GENERAL PROVISIONS

         11.1     Non-Survival of Representations, Warranties and
                  Agreements......................................................... 56
         11.2     Notices............................................................ 56
         11.3     Counterparts....................................................... 57
         11.4     Entire Agreement; No Third Party Beneficiaries..................... 57
         11.5     Governing Law...................................................... 57
         11.6     Publicity.......................................................... 57
         11.7     Assignment......................................................... 57
         11.8     Knowledge of the Parties........................................... 58
         11.9     Confidentiality.................................................... 58


Exhibit A, Agreement to Merge

Exhibit B, List of Directors of Surviving Bank

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

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement"), made and entered into the 18th day of June, 1998, by and among Sac River Valley Bank, a banking corporation organized under the laws of the State of Missouri ("Sac River"), Liberty Bank, a banking corporation organized under the laws of the State of Missouri (hereinafter referred to as "Liberty") and Liberty Bancshares, Inc., a Missouri corporation (hereinafter referred to as "Bancshares"), a one bank holding company owning all of the issued and outstanding capital stock of Liberty (all of said corporations being hereinafter sometimes referred to collectively as the "Constituent Corporations").


                              W I T N E S S E T H:


         WHEREAS, as of December 31, 1997, the equity capital of Sac River was $11,140,000.00, divided into 10,000 shares of common stock, each of a par value of $30.00 each, surplus of $500,000.00, undivided profits, including capital reserves, of $10,315,000.00, and net unrealized holding gains on available-for-sale securities of $25,000.00; and

         WHEREAS, as of December 31, 1997, the equity capital of Liberty was $7,603,000.00, divided into 34,000 shares of common stock, each of a par value of $50.00 each, surplus of $5,592,000.00, and undivided profits, including capital reserves, of $311,000.00; and

         WHEREAS, Bancshares has, on the date hereof, authorized capital consisting of 5,000,000 shares of common stock, par value of $1.00 per share (as approved by the shareholders of Bancshares on May 19, 1998), of which on the date hereof 511,090 shares are issued and outstanding; and

         WHEREAS, subject to full due diligence and final approval by the respective Boards of Directors of Sac River and Bancshares, the respective Boards of Directors of Sac River and Bancshares are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Sac River by Bancshares pursuant to the merger of Sac River with and into Liberty. At the effective time of such merger, the outstanding shares of common stock of Sac River shall be converted into the right to receive shares of common stock of Bancshares, cash, or a combination thereof, subject to the limitations set forth herein. As a result, shareholders of Sac River shall become shareholders of Bancshares, and Liberty, as the wholly owned subsidiary of Bancshares, shall continue to conduct, under its charter, its banking business and the banking business formerly conducted by Sac River. The transactions described in this Agreement are subject to the approvals of the shareholders of Sac River and Liberty, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Missouri Division of Finance, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS,   the   Constituent   Corporations   desire  to  make  certain
representations, warranties and agreements in connection with the Merger and to set forth the terms and conditions of the Merger;

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Closing Date (as hereinafter defined), Sac River shall be merged with and into Liberty (the "Merger"). Liberty shall be the surviving bank (the "Surviving Bank") resulting from the Merger and shall operate under its charter. The corporate identity and existence of Sac River, separate and apart from Liberty, shall cease on consummation of the Merger.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at 9:00 a.m. on a date (the "Closing Date") to be specified by the parties, which, unless all parties agree, shall be no later than thirty (30) days after the latest to occur of (i) receipt of all necessary consent and approvals from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the Missouri Division of Finance (the "Division of Finance") and any other applicable bank regulatory or other governmental authorities and the expiration of any waiting periods imposed by law, (ii) the date on which the Shareholders of Sac River approve the Merger, (iii) the date on which Bancshares, as the sole shareholder of Liberty, approves the Merger, and (iv) the date on which all other conditions precedent to each party's obligations hereunder shall have been satisfied and waived. The Closing shall be held at such place as may be mutually agreed upon by the parties.

         1.3 Effective Time. On or as soon as practicable after the Closing Date, this Agreement (or, in lieu thereof, a separate merger agreement, substantially in the form attached hereto as

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

Exhibit "A", and made a part hereof by this reference (the "Merger Agreement")), a copy of the minutes of the respective shareholders' meetings at which the Merger was approved, with a copy of the approval of the Boards of Directors of the Constituent Corporations, all certified and verified by the respective secretaries of the meetings, shall be filed with the Division of Finance and in and with such additional offices as required by RSMo. Section 362.700, and upon such filing, the Merger shall be effective (the "Effective Time"). In the event of any inconsistency between the Merger Agreement and this Agreement, the terms of this Agreement shall control.

                                   ARTICLE II
                                 TERMS OF MERGER

         2.1 Charter. The charter of Liberty in effect immediately prior to the Effective Time shall be the charter of the Surviving Bank until otherwise amended or repealed. The name of the Surviving Bank shall be Liberty Bank.

         2.2 By-Laws. The By-Laws of Liberty in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Bank until otherwise amended or repealed.

         2.3 Directors. The directors of Sac River and Liberty in office immediately prior to the Effective Time, as listed on Exhibit "B" attached hereto and made a part hereof by this reference, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the By-Laws of the Surviving Bank.

         The directors of Sac River and Bancshares in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of Bancshares, from and after the Effective Time, in accordance with the By-Laws of the Bancshares.

         2.4 Officers. The officers of Bancshares in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of Bancshares from and after the Effective Time in accordance with the By-Laws of Bancshares. In addition, Garry L. Robinson shall serve as the Executive Vice-President of Bancshares, in accordance with the By-Laws of Bancshares.

         The officers of Liberty in office immediately prior to the Effective Time shall serve in the same capacities with the Surviving Bank from and after the Effective Time in accordance with the By-Laws of the Surviving Bank. In addition, Garry L. Robinson shall serve as the Executive Vice-President of the Surviving Bank, and all current vice-presidents of Sac River shall serve as vice-presidents of the Surviving Bank, in accordance with the By-Laws of the Surviving Bank.

         2.5 Principal Office. The business of the Surviving Bank shall be conducted as its main office which shall be located at 1414 E. Primrose, Springfield, Missouri, and its legally established branches, shall include all of the existing locations of Sac River.

         2.6 Capital Structure. As of the Effective Time of the Merger, the amount of the capital stock of the Surviving Bank, surplus and undivided profits, will be equal to the combined capital structures of Liberty and Sac River as stated in the recitals of this Agreement, adjusted, however, for (i) normal earnings and expenses between December 31, 1997 and the Effective Time of the Merger (and, if applicable, purchase accounting adjustments), (ii) the amount of the Mandatory Per Share Cash Amounts (as hereafter defined), Optional Per Share Cash Amounts (as hereafter defined) (if any) and cash distributed in lieu of fractional shares, and (iii) regular cash dividends paid by Sac River and Liberty with respect to their capital stock between December 31, 1997 and the Effective Time of the Merger. All assets as they exist at the Effective Time of the Merger shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all of the liabilities of every kind and description of Sac River and Liberty existing as of the Effective Time of the Merger.

                                   ARTICLE III
                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of a Constituent Corporation, or the shareholders of a Constituent Corporation, but subject to RSMo. Section
362.730 with respect to the rights of dissenting shareholders and subject to adjustment as provided herein, the shares of the Constituent Corporations shall be converted and exchanged as follows:

                 (a) Each share of common stock of Bancshares issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b)   Each  share  of  common  stock  of  Liberty   issued  and
         outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (c)   Each  share  of  Sac  River   common   stock  issued  and
         outstanding at the Effective Time shall cease to be outstanding, and shall be automatically cancelled and retired


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

         and shall cease to exist, and shall be converted into and exchanged for the right to receive common stock of Bancshares, fully paid and nonassessable, and cash from Bancshares, as follows:

                           (i) Cash in the amount of Four Hundred Eighty Five Dollars & 70/100 ($485.70) per share (the "Mandatory Per Share Cash Amount"). In no event shall the Mandatory Per Share Cash Amounts exceed, in the aggregate, Four Million Eight Hundred Fifty-Thousand Dollars ($4,857,000.00); and

                           (ii) At the election of the each shareholder of Sac River, with respect to each share of common stock of Sac
                 River:

                                    (A)     Cash in the amount of One Thousand
                           Fifty Dollars ($1,050.00) per share (the " Optional Per Share Cash Amount"); provided, however, that the total cash payable by Bancshares with respect to the Optional Per Share Cash Amount to all shareholders of Sac River shall not exceed Two Million Eight Hundred Thousand Dollars ($2,800,000.00), less cash distributed in lieu of fractional shares (the "Optional Cash Payment Limitation"); or

                                    (B)     The right to receive 35.516 shares
                           of common stock of Bancshares (the "Exchange Ratio").

         3.2 Adjstments to Exchange Ratio. In the event Bancshares changes the number of shares of Bancshares common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Sac River common stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Bancshares common stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a shares of Bancshares common stock multiplied by the value of one share of Bancshares common stock at the Effective Time. For purposes of this Agreement, the value of one share of Bancshares common stock at the Effective Time shall be $29.56 (subject to adjustment as provided in Section 3.2 hereof). No such holder shall be entitled to

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

dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.4 Election to Receive Optional Per Share Cash Amount. Elections by shareholders of Sac River to receive Optional Per Share Cash Amounts shall be made by mailing or delivering to the Exchange Agent (as defined below) the Form of Election delivered to the shareholders of Sac River with the Proxy Statement (as defined in Section 8.2 hereof). To be effective, a Form of Election must be properly completed, signed and submitted by the shareholder no later than the date of the special meeting of the shareholders of Sac River held to approve the Merger (the "Election Deadline"). In the event the special shareholders meeting is adjourned to a specified date no longer than ninety (90) days after such adjournment, the Election Deadline shall be such specified date (the "Extended Electing Deadline"). Sac River and Bancshares shall mail the Form of Election with the Proxy Statement to all holders of Sac River common stock on the record date of the Sac River special shareholders' meeting and shall make the Form of Election available to all persons who become holders of Sac River common stock subsequent to such day and no later than the close of business on the business day prior to the Extended Election Deadline. All elections by shareholders to receive Optional Per Share Cash Amounts may be revoked or amended until the Extended Election Deadline. If no such election is filed by a Sac River shareholder, no Optional Per Share Cash Amount shall be made to the shareholder, and all of the Sac River shares held by the shareholder shall be exchanged for Bancshares common stock in accordance with the Exchange Ratio (except for the Mandatory Per Share Cash Amount) Each Sac River shareholder who does not vote in favor of the Merger as of the Extended Election Deadline shall be deemed, subject to the right hereinabove provided for amendment or revocation of the election and subject to the provisions of Section 3.9 hereof, to have made an election to receive Optional Per Share Cash Amounts with respect to his or her shares, regardless of the actual Forms of Election submitted by said shareholder.

         3.5 Exchange Procedures. At the Closing, Bancshares shall deposit with Husch & Eppenberger, LLC (the "Exchange Agent"), for the benefit of the then holders of shares of Sac River common stock, certificates dated as of the Closing Date representing the shares of Bancshares common stock, the cash to be paid in lieu of fractional shares, the Optional Per Share Cash Amounts (if any), and the Mandatory Per Share Cash Amounts (such cash and certificates of Bancshares common stock, together with any dividend or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 3.1 hereof in exchange for the outstanding shares of Sac River common stock. Within five (5) business days after the Closing Date, Bancshares shall cause the Exchange Agent to mail to each holder of record as of the Closing Date of a Sac River certificate or certificates (i) a letter of transmittal which will


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

specify that delivery shall be effective, and risk of loss and title to the Sac River certificate(s) shall pass, only upon delivery of the Sac River certificate(s) to the Exchange Agent and which shall be in such form and have such other provisions as Bancshares and Sac River may reasonably specify, and
(ii) instructions for use in effecting the surrender of the Sac River certificate(s) in exchange for a certificate representing shares of Bancshares common stock, cash to be paid in lieu of any fractional share, the Optional Per Share Cash Amount (if any) and the Mandatory Per Share Cash Amount. Upon surrender of a shareholder's Sac River certificate or certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Sac River certificate(s) shall be entitled to receive in exchange therefore, within ten (10) business days following said surrender, (1) a certificate representing the applicable number of whole shares of Bancshares common stock, and (2) a check representing the amount of the cash to be paid in lieu of a fractional share, if any, the Optional Per Share Cash Amount (if any) and the Mandatory Per Share Cash Amount, and the Sac River certificate(s) so surrendered shall forthwith be cancelled; provided, however, that any Sac River shareholder who does not vote in favor of the Merger shall not be entitled to receive said cash earlier than sixty (60) days after the Effective Time. Except for said shareholders (who, except as provided in Section
3.9 hereof, shall receive interest at the rate of 9% per annum during the period of sixty (60) days following the Effective Time), no interest will be paid on cash in lieu of fractional shares, the Optional Per Share Cash Amount (if any), and the Mandatory Per Share Cash Amount. Any applicable stock transfer taxes shall be paid by Bancshares. Adoption of this Agreement by the shareholders of Sac River and Liberty shall constitute ratification of the appointment of the Exchange Agent.

         3.6 Rights of Former Sac River Shareholders. At the Effective Time, the stock transfer books of Sac River shall be closed as to holders of Sac River common stock immediately prior to the Effective Time and no transfer of Sac River common stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.5 hereof, each certificate theretofore representing shares of Sac River common stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 hereof in exchange therefore, subject, however, to Bancshares' obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Sac River in respect of such shares of Sac River common stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Bancshares on the Bancshares common stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of

Bancshares common stock issuable pursuant to this Agreement, but beginning thirty (30) days after the Effective Time no dividend or other distribution payable to the holders of record of Bancshares common stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Sac River common stock issued and outstanding at the Effective Time until such holder surrenders such certificate (or an affidavit in lieu thereof pursuant to Section 3.8 hereof) for exchange as provided in Section 3.5 of this Agreement. However, upon surrender of Sac River common stock certificate, both the Bancshares common stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable thereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

         3.7 Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the shareholders of Sac River for twelve (12) months after the Closing Date shall be paid to Bancshares. Any shareholders of Sac River who have not theretofore complied with this Article III shall thereafter look only to Bancshares for payment of their shares of Bancshares common stock, cash in lieu of any fractional share of Bancshares common stock, Optional Per Share Cash Amount (if any) and Mandatory Per Share Cash Amount, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor Bancshares shall be liable to any former holder of shares of Sac River common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         3.8 Lost or Destroyed Shares. In the event any Sac River certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Sac River certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the execution and delivery of an indemnity agreement whereby said person shall agree to indemnify the Exchange Agent and Bancshares against any claim which may be made against it with respect to such Sac River certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Sac River certificate the shares of Bancshares common stock and cash in an amount as determined in accordance with Section 3.1 hereof, deliverable in respect thereof pursuant to this Agreement.

         3.9 Dissenters' Rights. Each issued and outstanding share of Sac River common stock, the holder of which has validly asserted dissenters' rights pursuant to RSMo. Section 362.730 and has not effectively withdrawn or lost such rights, shall not be converted into or represent a right to receive the consideration specified in Section 3.1 hereof, but the holder thereof shall be entitled only to such rights as are granted by RSMo. Section 362.730. In the event the holder of Sac River common stock validly asserts dissenter's rights pursuant to RSMo. Section 362.730, any cash held by the Exchange Agent with respect to said shareholder's shares shall be paid by the Exchange Agent to the Surviving Bank. Each shareholder entitled, pursuant to the provisions of RSMo. Section 362.730, to payment for his or her shares of Sac River common stock, shall receive payment therefore from the Surviving Bank (but only after the amount thereof shall have been agreed upon or determined pursuant to such provisions) and such shares of Sac River common stock shall be cancelled. If any holder of shares of Sac River common stock who asserts dissenters' rights under RSMo. Section 362.730 effectively withdraws or loses (through failure to perfect or otherwise) such rights, each such share of Sac River common stock shall be converted into the right to receive the consideration specified in Section 3.1 hereof.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SAC RIVER

         Sac River hereby represents and warrants to Liberty and Bancshares as follows:

         4.1 Organization, Standing, and Power. Sac River is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Copies of the charter and by-laws of Sac River, as certified by the secretary of Sac River, have heretofore been delivered to Bancshares, and are complete and correct as of the date of this Agreement.

         4.2     Subsidiaries. Sac River has no subsidiaries.

         4.3     Capital Structure.

                 (a) As of the date hereof, the authorized capital stock of Sac River consists of ten thousand (10,000) shares, of common stock, par value $30.00 per share.

                 (b) As of the date hereof, ten thousand (10,000) shares of common stock of Sac river are issued and outstanding, and no shares of common stock are held in treasury.

                 (c) Except as set forth in the Sac River Disclosure Letter (which is a letter delivered by Sac River to Bancshares within thirty
         (30) days after the date hereof, the receipt of whereof to be acknowledged by Bancshares, and which identifies, as to each matter disclosed therein, the Section of this Agreement to which the matter relates), as of the date hereof, Sac River has not issued any outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt").

         All outstanding shares of Sac River capital stock are validly issued, fully paid and non-assessable and not subject to or issued in violation of any preemptive rights, and there are no options, warrants, calls, rights, or agreements of any character whatsoever to which Sac River is a party or by which it is bound obligating Sac River to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or Voting Debt or obligating Sac River to grant, extend or enter into any such option, warrant, call, right, or agreement. Immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating Sac River to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of its capital stock or Voting Debt or obligating Sac River to grant, extend or enter into any such option, warrant, call, right or agreement.

                 (d) Sac River has not purchased, redeemed, cancelled or otherwise acquired any of its capital stock or Voting Debt during the two (2) years preceding the date hereof, and there are no obligations, contingent or otherwise, of Sac River to repurchase, redeem or otherwise acquire any shares of its capital stock or Voting Debt.

                 (e) As of December 31, 1997, Sac River had capital of $11,140,000.00, divided into ten thousand (10,000) shares of common stock, surplus of $500,000.00, and undivided profits, including capital reserves, of $10,315,000.00, and net unrealized holding gains on available-for-sale securities of $25,000.00.

         4.4     Authority.

                 (a) Sac River has all requisite corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sac River, subject to the approval of this Agreement by the Board of Directors and the holders of two-thirds (2/3) of the outstanding shares of Sac River common stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Sac River. This Agreement has been duly executed and delivered by Sac River, and constitutes a valid and binding obligation of Sac River enforceable in accordance with its terms, subject to such requisite Board of Directors and shareholder approval and compliance with the provisions of RSMo. Sections 362.610 to 362.810, inclusive (the "Missouri Bank Merger Laws"), the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange

         Act"), and the securities or "blue sky" laws of the various states (collectively the "Securities Laws") and consents, authorizations or approvals required from regulatory authorities.

                 (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated herein, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration loss or creation, a "Violation"), pursuant to the provisions of (i) the charter or by-laws of Sac River, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, Sac River Benefit Plan (as hereinafter defined) or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sac River, or its properties or assets, which Violation would have a material adverse effect on the business, operations, prospects or financial condition of Sac River (a "Sac River Material Adverse Effect").

         4.5     Financial Statements.

                 (a) The statement of financial condition of Sac River as of December 31, 1997, and the related statements of income, cash flow and shareholder's equity for the period ending December 31, 1997 (the "Sac River Latest Statement Date"), in the form prepared for Sac River's internal use, copies which have been furnished by Sac River to Bancshares, and the statement of financial condition of Sac River, as of March 31, 1998, and the related statements of income, cash flow and shareholder's equity for the three (3) months then ended, in the form prepared for Sac River's internal use, copies of which have been furnished by Sac River to Bancshares (collectively the "Sac River Financial Statements") have been prepared in accordance with generally accepted accounting principles as utilized in the Sac River Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial position of Sac River, at the dates and results of operations, changes in shareholder's equity and cash flows for the periods stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal reoccurring items, which management of Sac River believes necessary for a fair presentation of such financial information, have been made, subject to year end audit adjustments, none of which could reasonably be expected to have a Sac River Material Adverse Effect.

                 (b) Except as and to the extent set forth in the statement of financial condition of Sac River as of March 31, 1998, or in the notes thereto, Sac River has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a statement of financial condition, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since the Sac River Latest Statement Date that would not, individually or in the aggregate, have a Sac River Material Adverse Effect, or (ii) as otherwise reflected in the Sac River Reports (as defined below) filed prior to the date of this Agreement. Except as set forth in the Sac River Disclosure Letter, Sac River has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a Sac River Material Adverse Effect.

                 (c) Without limitation to the foregoing, Sac River's allowance for loan losses included in the Sac River Financial Statements as of March 31, 1998, was $854,231.02. To the knowledge of sac River, the amount of such allowance for loan losses was adequate to absorb reasonably expected losses in the loan portfolio of Sac River. To the knowledge of Sac River, there are no facts which would cause it to increase the level of such allowance for loan losses. To the knowledge of Sac River, the documentation relating to loans made by Sac River and relating to all security interests, mortgages and other liens with respect to all collateral for such loans, taken as a whole is adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens, except as enforcement may be limited by bankruptcy or similar laws or principles of equity. To the knowledge of Sac River, the terms of such loans and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including laws, rules and regulations relating to the extension of credit). Except as set forth in the Sac River Disclosure Letter, (i) as of March 31, 1998, there are no loans, leases, other extensions of credit or commitments to extend credit of Sac River that have been or should be, in accordance with generally accepted accounting principles, classified by Sac River as non-accrual, as restructured, as ninety days past due, as still accruing and doubtful of collection or any comparable classification, and (ii) Sac River has provided Bancshares true, correct and complete in all material respects, such written information concerning the loan portfolio of Sac River as requested. Notwithstanding any provision in this Section 4.5(c) to the contrary, Sac River makes no representation or warranty with respect to the collectability of any loan.

         4.6 Reports. Sac River has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were or are required to be filed with (i) the FDIC, (ii) the Division of Finance, and (iii) any other applicable federal or state agencies or bank authorities (all such reports and statements are collectively referred to herein as the "Sac River Reports"). As of their respective dates, the Sac River Reports filed prior to the date hereof complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by any regulatory authority which they are filed, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7     Authorizations; Compliance With Applicable Laws.

                 (a) Sac River holds all authorizations, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operations of its business (the "Sac River Permits"). All such Sac River Permits are in full force and effect as of the Closing Date, and Sac River is in compliance with the terms of the Sac River Permits, except where the failure to so comply could not reasonably be expected to have a Sac River Material Adverse Effect. Except as disclosed in the Sac River Reports filed prior to the date of this Agreement or in the Sac River Disclosure Letter, the business of Sac River is not deemed, and has not been, conducted in violation of any domestic (federal, state or local) law, statute, ordinance or regulation of any governmental entity (collectively "Laws") except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a Sac River Material Adverse Effect. Except as set forth in the Sac River Disclosure Letter, as of the date hereof, no investigation or review by any governmental entity with respect to Sac River is pending or, to the knowledge of Sac River, threatened, nor has any governmental entity indicated an intention to conduct the same. The deposits of Sac River are insured by the FDIC to the extent provided by law.

                 (b) The Sac River Disclosure Letter identifies each parcel of real estate currently owned, leased or otherwise possessed or controlled by Sac River on the date of this Agreement, including real estate owned as a result of foreclosure and properties managed or controlled by Sac River in connection with its lending or fiduciary obligations (collectively, the "Sac River Property"). Except as set forth in the Sac River Disclosure Letter, to the knowledge of Sac River, none of the Sac River Property owned or leased by Sac River for use in the operation of its business is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to operation of any properties used, including, without limitation, applicable federal, state and local laws, rules and regulations relating to the environment or to human health and safety associated with the environment (collectively "Environmental Laws"), other than violations that, in the aggregate, would not have a Sac River Material Adverse Effect; and Sac River has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any Sac River Property. Except as set forth in the Sac River Disclosure Letter, to the knowledge of Sac River, no Toxic Substances (as defined below) have been deposited or disposed in, on or under any Sac River Property during the period in which Sac River has owned, occupied, managed, controlled or operated such properties, except to the extent the same would not have a Material Adverse Effect. Except as set forth in the Disclosure Letter, to Sac Rivers' knowledge, no portion of the Sac River Property has ever been used as a dump or gasoline service station by any person, including past owners, occupants and operators of such properties. To the knowledge of Sac River, there are no underground or aboveground storage tanks (whether or not currently in use) located on or under the Sac River Property, and no underground tank previously located on the Sac River Property has been removed therefrom. To the knowledge of Sac River, there are no conditions or circumstances in connection with the Sac River Property that could reasonably be anticipated to (i) cause any Sac River Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental laws, or (ii) materially reduce the value of any Sac River Property. To the knowledge of Sac River, Sac River has not been identified as a potentially responsible party in a matter arising under any Environmental Laws. For purposes of this Agreement, (1) "Toxic Substances" shall mean petroleum or petroleum based substance or waste, solid waste, PCBs, pesticides, herbicides, lead, radioactive materials, asbestos or asbestos containing materials, ureaformaldehyde foam installation, or substances defined as "hazardous substances" or "toxic substances" in any Environmental Laws, and (2) materials will be considered to be deposited or disposed in, on or under any real property if such materials have been stored, treated, recycled, used or accidentally or intentionally spilled, released, dumped, emitted, or otherwise placed, deposited or disposed of, or used in any construction, in, on or under such property.

         4.8 Litigation and Claims. Except as disclosed in the Sac River Reports filed prior to the date of this Agreement or in the Sac River Disclosure
Letter:

                 (a) Sac River is not subject to any continuing order of, or written agreement or memorandum or understanding with any federal or state banking or insurance authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any banking authority,

                 (b) There is no action, suit, litigation, proceeding or arbitration against or affecting Sac River, or to the knowledge of Sac River, any directors, officers, employees or agents of Sac River (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of Sac River, threatened, which would, if adversely determined, have a Sac River Material Adverse Effect or, to the knowledge of Sac River, any basis therefore, and

                 (c) There are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Sac River as a result of the examination by any bank regulatory authority.

         4.9 Taxes. Sac River has filed all tax returns required to be filed by it and has paid or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, except to the extent such nonpayment did not result in a Sac River Material Adverse Effect. The most recent Sac River financial statements contained in the Sac River Reports reflect an adequate reserve for all taxes payable by Sac River accrued to the date of such financial statements. The Sac River Disclosure Letter sets forth, as of the date hereof, the following information with respect to Sac River:

                  (a) Whether there is an examination pending by the Internal Revenue Service ("IRS") with respect to Sac River and, if so, the tax years involved,

                  (b) Whether Sac River has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and if so, the tax years covered by such agreement and the expiration of such extension, and

                  (c) Whether there are any existing material disputes as to state or local taxes.

                 There are no liens for taxes upon the assets of Sac River, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on Sac River's books in accordance with generally accepted accounting principals. Except as disclosed in the Sac River Disclosure Letter, Sac River is not a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against it. For purposes of this Agreement, the term "tax" shall include all federal, state and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Sac River has withheld from its employees (and timely paid to the appropriate governmental agency) amounts which are proper and accurate in all material respects for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

         4.10 Certain Agreements. Except as discussed in the Sac River Reports filed prior to the date of this Agreement or as disclosed in the Sac River Disclosure Letter, and except for this Agreement, Sac River is not a party to any oral or written (i) consulting or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance benefit,
(ii) union or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock option or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) contract, agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) (other than contracts entered into in the ordinary course of business,), (v) contract containing covenants which limit the liability of Sac River to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Sac River may carry on its business (other than as may be required by law for applicable regulatory authorities), (vi) any contract, agreement or other instrument or undertaking which is not terminable by Sac River without additional payment or penalty within sixty (60) days and obligates Sac River for payments or other consideration for a value in excess of $10,000.00, other than loan agreements entered into in the ordinary course of business, or (vii) other executory material agreement. Except as set forth in the Sac River Disclosure Letter, Sac River is not in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to Sac River or its properties or assets, except for any such Violations that would not, individually or in the aggregate, have a Sac River Material Adverse Effect.

         4.11    Benefit Plans.

                 (a) The Sac River Disclosure Letter lists (i) each employee bonus, incentive, deferred compensation, stock purchase, stock appreciation right, stock option, fringe benefit and severance pay plan, (ii) each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan, (iii) each health, welfare, disability, vacation, leave, perquisite or executive plan, program, policy or practice, and (iv) every other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively "Sac River Benefit Plans"), which Sac River maintains or to which Sac River contributes on behalf of current or former employees. Except as disclosed in the Sac River Disclosure Letter, to the knowledge of Sac River, all of the Sac River Benefit Plans listed in the Sac River Disclosure Letter comply with all applicable requirements of the Internal Revenue Code, ERISA and all other applicable federal and state laws and regulations, including, without limitation, the reporting and disclosure requirements of ERISA. Each of the Sac River Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Code
         Section 401(a), has been determined by the IRS to so qualify under Code
         Section 401(a), and, except as disclosed in the Sac River Disclosure Letter, to the knowledge of Sac River, there exists no circumstances that would adversely affect the qualified status of any Sac River Benefit Plan under that Section. Except as set forth in the Sac River Disclosure Letter, there is no pending or, to the knowledge of Sac River, threatened litigation, governmental proceeding or investigation against or relating to any Sac River Benefit Plan, and to the knowledge of Sac River there is no reasonable basis for any material proceedings, claims, actions or proceedings against Sac River, any Sac River Benefit Plan, or any fiduciary of any Sac River Benefit Plan. Except as set forth in the Sac River Disclosure Letter, neither Sac River nor any party in interest (as defined in Section 3(14) of ERISA and Code Section 4975(e)) nor any Sac River Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Code Section 4975(c)) since the date on which said Sections became applicable to such Plan, and no Sac River Benefit Plan has engaged in a transaction involving the purchase or sale of employer securities by such Plan from or to a "disqualified person" (within the meaning of Code Section
         4975), other than pursuant to an exemption provided therein. All Sac River Benefit Plans that are group health plans, within the meaning of Code Section 4980B or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Code Section 4980B and Section 601 of ERISA to the extent such requirements are applicable.

                 (b) There has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, or any change in employee participation or coverage under, any Sac River Benefit Plan that is not reflected in the text of such Sac River Benefit Plan which would materially increase the expense (whether or not such expense is recognized under generally accepted accounting principles) to the employer whose employees are covered by such Sac River Benefit Plan. Except as expressly provided by applicable law or the terms of a Sac River Benefit Plan, no condition exists that would prevent the amendment or termination of any Sac River Benefit Plan with respect to any employee. All employee and employer contributions with respect to employees which are due and owing as of the Closing Date pursuant to the Sac River Benefit Plans have been made or will be accrued on the Closing Date Financial Statements and, except for such accrued liabilities, there are as of the Closing Date no other liabilities of Sac River with respect to the Sac River Benefit Plans.

                 (c) Sac River has delivered to Bancshares copies of (i) each Sac River Benefit Plan or if no plan document exists, a written summary of the material terms thereof, (ii) current summary plan descriptions of each Sac River Benefit Plan for which they are required, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Sac River Benefit Plan, (iv) the most recent Annual Reports (Form 5500 Series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each Sac River Benefit Plan for which they are required, (v) the most recent determination letter issued by the IRS with respect to each Sac River Benefit Plan that is intended to qualify under Code Section 401, (vi) the most recent available financial statements for each Sac River Benefit Plan that has assets, and (vii) the most recent audited financial statements for each Sac River Benefit Plan for which audited financial statements are required by ERISA.

                 (d) The Sac River Disclosure Letter describes any obligation that Sac River has to provide health and welfare benefits to retirees or other former employees or their dependents (other than rights arising solely under Section 601 of ERISA or Code Section 4980B) including information as to the number of retirees, other former employees and dependents entitled to such coverage and their ages.

         4.12 Insurance. Sac River is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as, to the knowledge of Sac River, companies engaged in the similar business would, in accordance with good business practice, customarily be insured. Sac River does not have any liability for material unpaid premiums or premium adjustments not properly reflected on the Sac River Financial Statements and no notice of cancellation or termination has been received by Sac River with respect to any material insurance policy currently in effect. Within the last five years, except as disclosed in the Sac River Disclosure Letter, Sac River has not been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect as to any assets or operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

         4.13 Absence of Certain Changes or Events. Except as disclosed in the Sac River Reports filed prior to the date of this Agreement or in the Sac River Disclosure Letter, and except as contemplated by this Agreement, from and after January 1, 1998 through the date of this Agreement:

                 (a) Sac River has carried on its business in the ordinary and usual course consistent with past practices;

                 (b)   Sac River has not amended its charter;

                 (c) Sac River has not issued or sold any of its capital stock, or issued or sold any corporate debt securities or otherwise incurred debt which would be classified as long term debt on its balance sheet;

                 (d) Sac River has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization;

                 (e) Sac River has not declared, set aside, or paid a dividend or other distribution in respect of its capital stock, other than its normal 1998 cash dividend in the amount of not more than $80.00 per share with usual record and payment dates (except as otherwise provided herein), or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;

                 (f) Sac River has not (i) incurred any material obligations or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or (ii) mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties;

                 (g) Sac River has not discharged or set aside any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

                 (h) Sac River has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of, other than in the ordinary course of business, any of its properties or assets;

                 (i) Sac River has not increased the rate of compensation of, or paid any bonus to, any of its directors or officers, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract not heretofore provided to Bancshares; adopted, entered into, terminated, amended or modified any Sac River Benefit Plan in respect of any of its present or former directors, officers or other employees; or agreed to any of the foregoing;

                 (j) Sac River has not suffered any material damage, destruction or loss as a result of fire, accident, casualty, labor trouble, or taking of property by any government or any agency of any government, flood, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance;

                 (k) Sac River has not cancelled or compromised any debt to the extent exceeding $10,000.00 owed to Sac River or claim to an extent exceeding $10,000.00 asserted by Sac River;

                 (l) Sac River has not entered, or agreed to enter, into any agreement or arrangement granting any right of refusal or other preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer or assignment of any such material assets, properties or rights;

                 (m) There has not been any other transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Sac River Material Adverse Effect; and

                 (n) There has not been any change in the method of accounting or accounting practices of Sac River, except as may be required by law or generally accepted accounting principles. Except as set forth in the Sac River Disclosure Letter, Sac River has no knowledge of the announced or anticipated resignation of any executive officer or key employee of Sac River. From and after the date of the latest Sac River Financial Statement, through the date of this Agreement, no customers of Sac River have indicated to Sac River that they will stop or decrease the rate of business done with Sac River (except for changes in the ordinary course of business) such as to, individually or in the aggregate, have a Sac River Material Adverse Effect.

         4.14 Properties, Leases and Other Agreements. Except as may be reflected in the Sac River Financial Statements, for any lien for current taxes not yet delinquent, for pledges to secure deposits and for such other liens, security interests, claims, charges, options or other encumbrances or imperfections of title which do not materially affect the value of personal or real property reflected in the Sac River Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, Sac River has good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the Sac River Financial Statements, and all real and personal property acquired since the date of such Statements, except such real and personal property as has been disposed of in the ordinary course of business. The Sac River Disclosure Letter lists all acquisitions or dispositions of capital assets planned as of the date of this Agreement by Sac River, other than individual transactions with a value not in excess of $50,000.00 each. Substantially all of Sac River's buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. The Sac River Disclosure Letter contains a brief description, including terms, of each lease for real or personal property to which Sac River is a party. Sac River, as lessee, has a valid and existing leasehold interest under each of such leases, true and correct copies of which Sac River has delivered to Bancshares. There is not, under any of such leases relating to real property or any other material leases, any material existing default by Sac River, or, to the knowledge of Sac River, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default.

         4.15 Votes Required. The affirmative vote of holders of two-thirds of the outstanding shares of Sac River common stock is the only vote of the holders of any class of Sac River capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         4.16 Tax Matters. Sac River, to its knowledge, has not taken or agreed to take any action which would prevent the Merger from qualifying as one or more reorganizations under Code Section 368(a)(1).

         4.17 Regulatory Impediments. As of the date hereof, Sac River is unaware of the existence of any factor that would materially delay or materially hinder the issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby, other than any protest by any non-governmental parties.

         4.18 Full Disclosure. The representation and warranties of Sac River contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Sac River which has not been disclosed to Bancshares pursuant to this Agreement, the Sac River Disclosure Letter and the Sac River Reports, all taken as a whole, which would reasonably be expected to have a Sac River Material Adverse Effect on the ability of Bancshares or Sac River to consummate the transactions contemplated hereby.

                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF BANCSHARES AND LIBERTY

         Bancshares and Liberty hereby represent and warrant to Sac River as follows:

         5.1 Organization, Standing and Power. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Liberty is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Copies of the charters and by-laws of Bancshares and Liberty, as certified by their respective secretaries, have heretofore been delivered to Sac River, and are complete and correct as of the date of this Agreement.

         5.2 Subsidiaries. Bancshares owns all of the issued and outstanding shares of Liberty. Bancshares has no other subsidiaries. All of the shares of capital stock of Liberty owned by Bancshares are fully paid and non-assessable, and are owned by it free and clear of any claim, lien, encumbrance or agreement with respect thereto.

         5.3     Capital Structure.

                 (a) As of the date hereof, the authorized capital stock of Bancshares consists of 5,000,000 shares of common stock, par value $1.00 per share (as approved by the shareholders of Bancshares on May 19, 1998). As of the date hereof, the authorized capital stock of Liberty consists of 34,000 shares of common stock, par value $50.00 per share.

                 (b) As of the date hereof, 511,090 shares of common stock of Bancshares are issued and outstanding. As of the date hereof, 34,000 shares of common stock of Liberty are issued and outstanding, all of which are held by Bancshares, and no shares of common stock of Liberty are held in treasury.

                 (c) Except as set forth in the Bancshares Disclosure Letter (which is a letter delivered by Bancshares to Sac River within thirty
         (30) days after the date hereof, the receipt whereof to be acknowledged by Sac River, and which identifies, as to each matter disclosed therein, the Section of this Agreement to which the matter relates), as of the date hereof, Bancshares has not issued any outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of Bancshares capital stock are validly issued, fully paid and non-assessable and not subject to or issued in violation of any preemptive rights, and there are no outstanding options, warrants, calls, rights, commitments or agreements of any character whatsoever to which Bancshares or Liberty is a party or by which it is bound obligating Bancshares or Liberty to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of Bancshares or Liberty or obligating Bancshares or Liberty to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Bancshares common stock to be issued pursuant to or as specifically contemplated by this Agreement will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

                 (d) Bancshares has not purchased, redeemed, cancelled or otherwise acquired any of its capital stock or Voting Debt, except as disclosed in the Bancshares Disclosure Letter, and there are no obligations, contingent or otherwise, of Bancshares to repurchase, redeem or otherwise acquire any shares of its capital stock or Voting Debt.

                 (e) As of December 31, 1997, Liberty had capital of $7,603,000.00, divided into 34,000 shares of common stock, surplus of $5,592,000.00, and undivided profits, including capital reserves, of $311,000.00.

         5.4 Authority. Bancshares has all requisite corporate power and authority to enter into this Agreement and the Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares. This Agreement has been duly executed and delivered by Bancshares and, subject to appropriate Board of Directors and shareholder approval and compliance with the Missouri Bank Merger Laws and Securities Laws and consents, authorizations and approvals from regulatory authorities, constitutes a valid and binding obligation of Bancshares enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to any provision of (a) the articles of incorporation, charter or by-laws of Bancshares or Liberty or (b) any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan maintained by Bancshares or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to Bancshares or Liberty or their respective properties or assets, which Violation pursuant to this clause (b) would have a material adverse effect on the business, operations, prospects or financial condition of Bancshares and Liberty taken as a whole (a "Bancshares Material Adverse Effect"). Other than in connection or in compliance with the provisions of The General and Business Corporation Law of Missouri (the "Missouri General Corporation Law"), the Missouri Bank Merger Laws, the Securities Laws, and consents, authorizations, approvals, notices of exemptions required from the FDIC, the Division of Finance, or under the federal Bank Holding Company Act ("BHC Act"), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required on the part of Bancshares or Liberty in connection with the execution and delivery of this Agreement or the consummation by Bancshares or Liberty of the transactions contemplated hereby and thereby, the failure to obtain which would have a Bancshares Material Adverse Effect.

         5.5     Bancshares Financial Statements.

                 (a) The consolidated balance sheets of Bancshares and Liberty as of December 31, 1997 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of stockholders' equity for the period ended December 31, 1997 (the "Bancshares Latest Statement Date") accompanied by the unqualified opinion of Baird, Kurtz & Dobson, copies of which have been furnished by Bancshares to Sac River; and the unaudited consolidated balance sheet of Bancshares and Liberty as of March 31, 1998 and the related consolidated statement of income, consolidated statement of cash flows and consolidated statement of stockholders' equity for the three (3) months then ended in the form prepared for Bancshares internal use, copies of which have been furnished by Bancshares to Sac River (collectively, the "Bancshares Financial Statements"), have been prepared in accordance with generally accepted accounting principles as utilized in the Bancshares Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the consolidated financial condition of Bancshares and Liberty at the dates, and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods, stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal recurring items, which management of Bancshares believes necessary for a fair presentation of such financial information, have been made, subject to year-end audit adjustments, none of which could reasonably be expected to have a Bancshares Material Adverse Effect.

                 (b) Except as and to the extent set forth on the consolidated balance sheets of Bancshares and Liberty, as of March 31, 1998, or in the notes thereto, neither, Bancshares nor Liberty has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since the Bancshares Latest Statement Date that would not, individually or in the aggregate, have a Bancshares Material Adverse Effect; or (ii) as otherwise reflected in the Bancshares Reports (as defined below) filed prior to the date of this Agreement. Except as disclosed in the Bancshares Disclosure Letter, neither Bancshares nor Liberty has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a Bancshares Material Adverse Effect.

                 (c) Without limitation to the foregoing, Bancshares' consolidated allowance for the losses on loans included in the Bancshares Financial Statements as of March 31, 1998 was $573,800.00. To the knowledge of Bancshares, the amount of such allowance for losses on loans was adequate to absorb reasonably expectable losses in the loan portfolio of Liberty. To the knowledge of Bancshares, there are no facts which would cause it to increase the level of such allowance for losses on loans. To the knowledge of Bancshares, the documentation relating to loans made by Liberty and relating to all security interests, mortgages and other liens with respect to all collateral for such loans, taken as a whole, is adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens, except as enforcement may be limited by bankruptcy or similar laws or principles of equity. To the knowledge of Bancshares, the terms of such loans and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including laws, rules and regulations relating to the extension of credit). Except as set forth in the Bancshares Disclosure Letter, (i) as of March 31, 1998, there are no loans, leases, other extensions of credit or commitments to extend credit of Liberty that have been or should be, in accordance with generally acceptable accounting principles, classified by Liberty as non-accrual, as restructured, as ninety (90) days past due, as still accruing and doubtful of collection or any comparable classification; and (ii) Bancshares has provided to Sac River true, correct and complete in all material respects such written information concerning the loan portfolios of Liberty as Sac River has requested. Notwithstanding any provision in this Section 5.5(c) to the contrary, Liberty makes no representation or warranty with respect to the collectability of any loan.

         5.6 Reports. Bancshares and Liberty have filed all reports registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal Reserve Board (i) the Division of Finance, (iii) the FDIC and (iv) any other applicable federal or state banking authorities (all such reports and statements are collectively referred to herein as the "Bancshares Reports"). As of their respective dates, the Bancshares Reports filed prior to the date hereof complied and will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7     Authorizations; Compliance with Applicable Laws.

                 (a) Bancshares and the Liberty hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of the businesses of Bancshares and Liberty taken as a whole (the "Bancshares Permits"). All such Bancshares Permits are in full force and effect as of the Closing Date, and Bancshares and Liberty are in compliance with the terms of the Bancshares Permits, except where the failure so to comply could not reasonably be expected to have a Bancshares Material Adverse Effect. Except as disclosed in the Bancshares Reports filed prior to the date of this Agreement or the Bancshares Disclosure Letter, the businesses of Bancshares and Liberty are not being conducted in violation of any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Bancshares Material Adverse Effect. Except as set forth in the Bancshares Disclosure Letter, as of the date hereof, no investigation or review by a governmental entity with respect to Bancshares or to Liberty that would cause a Bancshares Material Adverse Effect is pending or, to the knowledge of Bancshares, threatened, nor has any governmental entity indicated an intention to conduct the same. The deposits of Liberty are insured by the FDIC to the extent provided by law.

                 (b) The Bancshares Disclosure Letter identifies each parcel of real estate currently owned, leased or otherwise possessed or controlled by Bancshares or Liberty on the date of this Agreement, including real estate owned as a result of foreclosure and properties managed/or controlled by Liberty in connection with its lending or fiduciary obligations (collectively the "Bancshares Property"). Except as set forth in the Bancshares Disclosure Letter, to Bancshares' knowledge, none of the Bancshares Property owned or leased by them for use in the operation of their respective businesses is in violation of any applicable zoning ordinance or other law, regulation or requirements relating to the operation of any properties used, including, without limitation, applicable federal, state, and local laws, rules and regulations relating to the environment or to human health and safety associated with the environment (collectively "Environmental Laws"), other than violations that, in the aggregate with any other conditions described in this Section 5.7(b), would not have a Bancshares Material Adverse Effect; and neither Bancshares nor Liberty has receive any notice of any such violation, or the existence of any condemnation proceeding with respect to any Bancshares Property. Except as set forth in the Bancshares Disclosure Letter, to the knowledge of Bancshares, no Toxic Substances have been deposited or disposed of in, on or under any Bancshares Property during the period in which Bancshares or Liberty has owned, occupied, managed, controlled or operated such properties, except to the extent the same, in the aggregate with any other conditions described in this Section 5.7(b) would not have a Bancshares Material Adverse Effect. Except as set forth in the Bancshares Disclosure Letter, to Bancshares' knowledge, no portion of the Bancshares Property has ever been used as a dump or gasoline service station by any person, including past owners, occupants and operators of such properties. To the knowledge of Bancshares, there are no underground or above ground storage tanks (whether or not currently in use) located on or under the Bancshares Property, and no underground tanks previously located on the Bancshares Property has been removed therefrom. To the knowledge of Bancshares, there are no conditions or circumstances in connection with the Bancshares Property that could reasonably be anticipated to (i) cause any Bancshares Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Laws; or (ii) materially reduce the value of any Bancshares Property. To the knowledge of Bancshares or Liberty, neither Bancshares nor Liberty has been identified as a potentially responsible party in a matter arising under any Environmental Laws.

         5.8 Litigation and Claims. Except as disclosed in the Bancshares Reports filed prior the date of this Agreement or in the Bancshares Disclosure Letter, (a) neither Bancshares nor Liberty nor any Bancshares Property is subject to any continuing order of, or written agreement or memorandum of understanding with any federal or state banking or insurance authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders of any banking authority; (b) there is no action, suit, litigation, proceeding or arbitration against or affecting Bancshares or Liberty, to the knowledge of Bancshares, any directors, officers, employees or agents of Bancshares or Liberty (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of Bancshares, threatened, which would, if adversely determined, have a Bancshares Material Adverse Effect or, to the knowledge of Bancshares, any basis therefor; and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Bancshares or Liberty as a result of the examination of any bank regulatory authority.

         5.9 Taxes. Bancshares and Liberty have filed all tax returns required to be filed by them and have paid or has set up an adequate reserve for the payment of all taxes required to be paid by them, except to the extent which nonpayment did not result in a Bancshares Material Adverse Effect. The most recent Bancshares financial statements contained in the Bancshares Reports reflect an adequate reserve for all taxes payable by Bancshares and Liberty accrued to the date of such financial statements. The Bancshares Disclosure Letter sets forth, as of the date hereof, the following information with respect to Bancshares and Liberty: (a) whether there is an examination pending by the IRS with respect to such corporation and, if so, the tax years involved; (b) whether such corporation has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension; and (c) whether there are any existing material disputes as to state or local taxes. There are no liens for taxes upon the assets of Bancshares or Liberty, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on Bancshares' books in accordance with generally accepted accounting principles. Except as disclosed in the Bancshares Disclosure Letter, neither Bancshares nor Liberty is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against any of them. Bancshares and Liberty have withheld from their employees (and timely paid to the appropriate governmental agency) amounts which are proper and accurate in all material respects for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

         5.10 Certain Agreements. Except as discussed in the Bancshares Reports filed prior to the date of this Agreement or as disclosed in the Bancshares Disclosure Letter, and except for this Agreement and the agreements expressly contemplated hereby, neither Bancshares nor Liberty is a party to any oral or written (i) consulting or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance benefit,
(ii) union or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock option or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) any contract, agreement or other instrument or undertaking which is not terminable by Bancshares without additional payment or penalty within sixty (60) days and obligates Bancshares or Liberty for payments or other consideration for a value in excess of Ten Thousand Dollars ($10,000.00), other than loan agreements entered into in the ordinary course of business, (v) contract, agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect to such assets) (other than repurchase agreements entered into in the normal course of business); (vi) contract containing covenants which limit the liability of Bancshares or Liberty to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Bancshares or Liberty, as applicable, may carry on its business (other than as may be required by law or applicable regulatory authorities); or (vii) other executory material agreement. Except as set forth in the Bancshares Disclosure Letter, neither Bancshares nor Liberty is in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to Bancshares or Liberty or their respective properties or assets, except for any such Violations that would not, individually or in the aggregate, have a Bancshares Material Adverse Effect.

         5.11    Benefit Plans.

                 (a) The Bancshares Disclosure Letter lists (i) each employee bonus, incentive, deferred compensation, stock purchase, stock appreciation right, stock option, fringe benefit and severance pay plan, (ii) each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan, (iii) each health, welfare, disability, vacation, leave, perquisite or executive plan, program, policy or practice, and (iv) every other employee benefit plan (within the meaning of Section three (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively "Bancshares Benefit Plans") which Bancshares or Liberty maintains or to which Bancshares or Liberty contributes on behalf of current or former employees. Except as disclosed in the Bancshares Disclosure Letter, to the knowledge of Bancshares, all of the Bancshares Benefit Plans listed in the Bancshares Disclosure Letter comply with all applicable requirements of the Internal Revenue Code, ERISA and all other applicable federal and state laws and regulations, including, without limitation, the reporting and disclosure requirements of ERISA. Each of the Bancshares Benefit Plans which is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Code Section 401(a) has been determined by the IRS who so qualify under Code Section 401(a), and, except as disclosed in the Bancshares Disclosure Letter, to the knowledge of Bancshares, there exists no circumstances that would adversely affect the qualified status of any such Bancshares Benefit Plan under that Section. Except as set forth in the Bancshares Disclosure Letter, there is no pending or, to the knowledge of Bancshares, threatened litigation, governmental proceeding or investigation against or relating to any Bancshares Benefit Plan, and to the knowledge of Bancshares there is no reasonable basis for any material proceedings, claims, actions or proceedings against Bancshares, Liberty, any Bancshares Benefit Plan, or any fiduciary of any Bancshares Benefit Plan. Except as set forth in the Bancshares Disclosure Letter, neither Bancshares, Liberty nor any party in interest (as defined in Section 3(14) of ERISA and Code Section 4975(e)) nor any Bancshares Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Code Section 4975(c)), and no Bancshares Benefit Plan has engaged in a transaction involving the purchase or sale of employer securities by such Plan from or to a "disqualified person" (within the meaning of Code Section
         4975), other than pursuant to an exemption provided therein. All Bancshares Benefit Plans that are group health plans, within the meaning of Code Section 4980B or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Code

         Section 4980B and Section 601 of ERISA to the extent such requirements are applicable.

                 (b) There has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, or any change in employee participation or coverage under, any Bancshares Benefit Plan that is not reflected in the text of the Bancshares Benefit Plan which would materially increase the expense (whether or not such expense is recognized under generally accepted accounting principles) to the employer whose employees are covered by such Bancshares Benefit Plan. Except as expressly provided by applicable law where the terms of a Bancshares Benefit Plan, no condition exists that would prevent the amendment or termination of any Bancshares Benefit Plan with respect to any employee. All employee and employer contributions with respect to employees which are due and owing as of the Closing Date pursuant to the Bancshares Benefit Plans have been made or will be accrued on the Closing Date Financial Statements and, except for such accrued liabilities, there are as of the Closing Date no other liabilities of Bancshares or Liberty with respect to the Bancshares Benefit Plans.

                 (c) Bancshares has delivered to Sac River copies of (i) each Bancshares Benefit Plan or if no plan document exists, a written summary of the material terms thereof, (ii) current summary plan descriptions of each Bancshares Benefit Plan for which they are required, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Bancshares Benefit Plan, (iv) the most recent Annual Reports (Form 5500 Series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each Bancshares Benefit Plan for which they are required, (v) the most recent determination letter issued by the IRS with respect to each Bancshares Benefit Plan that is intended to qualify under Code Section 401, (vi) the most recent available financial statements for each Bancshares Benefit Plan that has assets, and (vii) the most recent audited financial statements for each Bancshares Benefit Plan for which audited financial statements are required by ERISA.

                 (d) The Bancshares Disclosure Letter describes any obligation that Bancshares or Liberty has to provide health and welfare benefits to retirees or other former employees or their dependents (other than rights arising solely under Section 601 of ERISA or Code Section 4980B) including information as to the number of retirees, other former employees and dependents entitled to such coverage and their ages.

         5.12 Insurance. Bancshares and Liberty are presently insured for reasonable amounts with financially sound and reputable insurance companies against such risks as, to the knowledge of Bancshares, companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Neither Bancshares nor Liberty has any liability for material unpaid premiums or premium adjustments not properly reflected on the Bancshares Financial Statements and no notice of cancellation or termination has been received by Bancshares or Liberty with respect to any material insurance policy currently in effect. Except as disclosed in the Bancshares Disclosure Letter, neither Bancshares nor Liberty has been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect as to any assets or operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         5.13 Absence of Certain Changes or Events. Except as disclosed in the Bancshares Reports filed prior to the date of this Agreement or in the Bancshares Disclosure Letter, and except as contemplated by this Agreement, from and after January 1, 1998 through the date of this Agreement: (a) Bancshares and Liberty have conducted their respective businesses only in the ordinary and usual course consistent with past practice, (b) neither Bancshares nor Liberty have amended their respective charters, (c) Bancshares has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization, (d) Bancshares has not declared, set aside or paid any dividend or other distribution in respect to any of its capital stock, (e) neither Bancshares, nor Liberty has issued or sold any of its capital stock, or issued or sold any corporate debt securities or otherwise incurred debt which would be classified as long term on the balance sheet, (f) Bancshares has not (i) incurred any material obligations or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or (ii) mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties,
(g) Bancshares has not discharged or set aside any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business (h) Bancshares has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of, other than in the ordinary course of business, any of its properties or assets, (i) Bancshares has not increased the rate of compensation of, or paid any bonus to, any of its directors or officers, except merit or promotion increases in accordance with existing policies; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract not heretofore provided to Sac River; adopted, entered into, terminated, amended or modified any Bancshares Benefit Plan in respect to any of its present or former directors, officers or other employees; or agreed to any of the foregoing, (j) Bancshares has not suffered any material damage, destruction or loss as a result of fire, accident, casualty, labor trouble, or taking of property by any government or any agency of any government, flood, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance (k) neither Bancshares nor Liberty has cancelled or compromised any debt to the extent exceeding Ten Thousand Dollars ($10,000.00) owed to Bancshares or Liberty or claim to an extent exceeding Ten Thousand Dollars ($10,000.00) asserted by Bancshares or Liberty, (l) neither Bancshares nor Liberty has entered, or agreed to enter, into any agreement or arrangement granting any right of refusal or other preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer or assignment of any such material assets, properties or rights,
(n) there has not been any transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Bancshares Material Adverse Effect (m) there has not been any material change in the method of accounting or accounting practices of Bancshares and Liberty, except as required by law or generally accepted accounting principles. Except as set forth in the Bancshares Disclosure Letter, Bancshares has no knowledge of the announced or anticipated resignation of any executive officer or key employee of Bancshares or Liberty. From and after the date of the latest Bancshares Financial Statement, through the date of this Agreement, no customers of Liberty have indicated to Liberty that they will stop or decrease the rate of business done with Liberty (except for changes in the ordinary course of business) such as to, individually or in the aggregate, have a Bancshares Material Adverse Effect.

         5.14 Properties, Leases and Other Agreements. Except as may be reflected in the Bancshares Financial Statements, for any lien for current taxes not yet delinquent, for pledges to secure deposits and for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value of personal or real property reflected in the Bancshares Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, Bancshares and Liberty have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the Bancshares Financial Statements, and all personal and real property acquired since the date of such Statements, except such personal and real property as has been disposed of in the ordinary course of business. The Bancshares Disclosure Letter lists all acquisitions or dispositions of capital assets planned as of the date of this Agreement by Bancshares or Liberty, other than individual transactions with a value not in excess of $50,000.00 each. Substantially all Bancshares' and

Liberty's buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. The Bancshares Disclosure Letter contains a brief description, including terms, of each lease for real or personal property to which Bancshares or Liberty is a party. Bancshares or Liberty, as lessee, has a valid and existing leasehold interest under each of such leases, true and correct copies of which Bancshares has delivered to Sac River. There is not, under any of such leases relating to real property or any other material leases, any material existing default by Bancshares, Liberty or, to the knowledge of Bancshares, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default.

         5.15 Vote Required. The affirmative vote of holders of two-thirds (2/3) fof the outstanding shares of Liberty common stock is the only vote of the holders of Liberty common stock necessary to approve the Agreement and the transactions contemplated hereby.

         5.16 Tax Matters. To the knowledge of Bancshares, neither Bancshares nor any of its affiliates has through the date hereof taken or agreed to take any action that would prevent the Merger from qualifying as one or more reorganizations under Code Section 368(a)(1).

         5.17 Regulatory Impediments. As of the date hereof, Bancshares is unaware of the existence of any factor that would materially delay or materially hinder the issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby, other than any protests by an nongovernmental parties.

         5.18 Full Disclosure. The representations and warranties of Bancshares contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Bancshares which has not been disclosed to Sac River pursuant to this Agreement, the Bancshares Disclosure Letter and the Bancshares Reports, all taken together as a whole, which would reasonably be expected to have a Bancshares Material Adverse Effect or a material adverse effect on the ability of Bancshares or Sac River to consummate the transactions contemplated hereby.

                                   ARTICLE VI
                             COVENANTS OF SAC RIVER

         6.1 Affirmative Covenants. Sac River hereby covenants and agrees with Liberty and Bancshares that prior to the Effective Time or until the earlier termination or abandonment of this Agreement in accordance with its terms, unless the prior written consent of

Liberty shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, it will:

                 (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

                 (b) preserve substantially intact its business organization and assets (except for acquisitions and dispositions of assets in the ordinary course of business consistent with past practices, unless otherwise required by the terms of this Agreement), and maintain its rights and franchises, and use its reasonable best efforts to retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers;

                 (c) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principals and practices as utilized in the Sac River Financial Statements supplied on a consistent basis, except as may be required to implement changes in the generally accepted accounting principles;

                 (d) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                 (e) keep in full force and effect, insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

                 (f) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business; and

                 (g) conduct its business in a manner but does not violate any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Sac River Material Adverse Effect.

         6.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof unto the Effective Time, Sac River shall not do, without the prior written consent of Bancshares (which shall not be unreasonably withheld), any of the following:

                 (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                 (b) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice or as required by law, or increases which are not material, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Benefit Plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers or former directors or officers;

                 (c) declare or pay any dividend on, or make any other distribution in respect to its outstanding shares of capital stock, except its normal 1998 cash dividend not to exceed $80.00 per share, with usual record and payment dates (provided, however, that the normal dividend payable in December, 1998, may be paid immediately prior to the Effective Date, if the Effective Date occurs prior to normal December dividend payment date);

                 (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with, any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank, or other business; (iv) liquidate, sell dispose of, or encumber any assets or acquire any assets, except in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                 (f) propose or adopt any amendments to its charter or by-laws in any way adverse to Bancshares or Liberty;

                 (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                 (h) with respect to properties leased by Sac River, renew, exercise an option to extend, cancel or surrender any lease of real property or allow any such lease to lapse, without prior consultation with Liberty;

                 (i) change any of its methods of accounting in effect at December 31, 1997, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except as may be required by law or generally accepted accounting principles;

                 (j) take action which would or is reasonably likely to (i) adversely affect the ability of Sac River, Bancshares or Liberty to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Sac River's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in
         Article VIII hereof not being satisfied;

                 (k) change the lending, investment, liability management and other material policies concerning the banking business of Sac River, unless required by Law or order or unless such change does not cause a Sac River Material Adverse Effect;

                 (l) (A) make, or agree to make, any loan or increase any existing loan to any one borrower, (1) in the amount of $250,000.00; or
         (2) would result in the aggregate indebtedness of said borrower to be in excess of $500,000.00, unless said loan is made pursuant to a properly documented and legally enforceable commitment of Sac River to the borrower made prior to the date of this Agreement; (B) make or agree to make, any new loan or advance on any existing loan, except of in conformity with Sac River's current loan policies; (C) make any change with respect to the terms of any existing loan, except in the ordinary course of business; or (D) make or commit to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal or state bank regulatory examination or internal classification of substandard or lower by Sac River's officers or directors, unless Sac River is under a legal obligation to do so. With respect to any Bancshares consent required by this Section 6.2(l), Bancshares shall provide advice of its consent within three business days after Bancshares has received the request for consent and accompanying information necessary for Bancshares to consider the request (the provisions of part A of this section shall not apply to renewals of existing loans, advances under existing loans or increases to existing loans for an amount below the applicable limits set forth in part A);

                 (m) purchase any equity securities not in the ordinary course of business; or

                 (n)   agree in writing or otherwise to do any of the foregoing.

         6.3 Access and Information. Except where prohibited by law, upon reasonable prior notice, Sac River shall afford to Bancshares' officers, employees, accountants, counsel and other representatives, access, from time to time during normal business hours during the period prior to the Effective
Time, to all books, papers and records relating tot he assets, stock, properties, operations, obligations and liabilities of Sac River, including without limitation all books of account, tax records, minute books of directors' and stockholders' meetings, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), documents relating to assets and title thereto, plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Bancshares may have a reasonable interest, including without limitation, its interest in planning for integration and transition with respect to the business of Sac River. During such period, Sac River will cause one or more of its representatives to confer on a regular and frequent basis with representatives of Liberty, to report on the general status of its ongoing operations and to consult as to the making of any decisions or the taking of any actions in matters other than in the ordinary course of business. During such period, Sac River shall, except where prohibited by law, furnish promptly to Bancshares (i) Sac River Report filed or received by it during such period pursuant to the requirements of any federal or state banking laws promptly after such documents are available, (ii) the monthly financial statements of Sac River (as prepared by Sac River in accordance with its normal accounting procedures) promptly after such financial statements are available, (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of Sac River, (iv) minutes of the Sac River Board of Directors meetings and the reports of management of Sac River customarily provided to its Board of Directors, and (v) all other information concerning its business, properties and personnel as Bancshares may reasonably request. During such period, Sac River shall instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of Bancshares' officers, employees, accountants, counsel and other representatives at reasonable hours and with reasonable notice by Bancshares to such individuals, and to cooperate fully with Bancshares in planning for the integration of the business of Sac River with the business of Bancshares and Liberty.

         6.4     Update Disclosure; Breaches.

                 (a) From and after the date hereof until the Effective Time, Sac River shall promptly, but not less frequently than monthly, update the Sac River Disclosure Letter by notice to Bancshares to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of Bancshares to consummate the transactions contemplated hereby, except as provided herein, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                 (b) Sac River shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such even occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein of which would cause any of the conditions to the obligations of any party set forth in Article IX hereof not to be satisfied, give prompt written notice thereof to Bancshares and use its best efforts to prevent or promptly remedy the same.

         6.5 Tax Treatment. Sac River will use its best efforts to cause the Merger to qualify as one or more reorganizations under Code Section 368(a)(1).

         6.6 Dissent Process. Sac River will give to Bancshares prompt notice of its receipt of any written notice relating to the exercise of dissenters' rights granted under RSMo. ss.362.730, including the name of the dissenting stockholder and the number of shares of stock to which the dissent relates. Bancshares will have the right to participate in all negotiations and proceedings with the Sac River stockholders relating to any such notice or the exercise of such rights, and except as required by law, Sac River will not make any payment with respect to, or settle or offer to settle, any dissent demands without the prior written consent of Bancshares.

         6.7     Expenses.

                 (a) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                 (b) Except as otherwise provided herein or by law, all Expenses incurred by Bancshares and Sac River in connection with or related to the authorization, preparation and execution of this Agreement and the Merger, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same, except that Bancshares shall pay the expense of printing the S-4 and the Proxy Statement (as defined below) and the expense of all SEC and other regulatory filing incurred in connection herewith.

         6.8 Delivery of Shareholder Lists. Sac River shall deliver to Bancshares or its designee, from time to time prior to the Closing Date, a true and complete list setting forth the names and addresses of all its shareholders of record, their holdings of such stock as of the latest practicable date, and such other shareholder information as is reasonably available that Bancshares may reasonably request.

         6.9 Shareholder Meetings. Sac River shall call a special meeting of its shareholders for the purpose of voting upon the Merger and related matters, and deliver notice of such meeting, as part of the Proxy Statement (as defined below) to Sac River shareholders in accordance with applicable law. Sac River shall coordinate and cooperate with Bancshares with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date hereof, and in compliance with the Missouri Bank Merger Laws. Unless otherwise required by law, Sac River shall not, at such shareholders' meeting, submit any other matter for approval of its shareholders (except with the prior written consent of Bancshares). Sac River will (i) recommend to its shareholders approval of such matters, (ii) not withdraw, modify or amend such recommendation, and (iii) use its best efforts to obtain such shareholder approval.

         6.10 Processing Contracts. As soon as reasonably practicable after the approval of this Agreement by the Board of Directors of

Sac River, Sac River will give notice to the other parties under such of Sac River's agreements for credit card and merchant processing services and data processing services as Bancshares may designate as to the intended termination of such parties' respective agreements as soon as reasonably practicable after, and contingent on, the Merger. Sac River will cooperate with Bancshares in using its best efforts to minimize any termination penalties under such agreements.

                                   ARTICLE VII
                       COVENANTS OF LIBERTY AND BANCSHARES

         7.1 Affirmative Covenants. Liberty and Bancshares hereby covenant and agree with Sac River that prior to the Effective Time, unless the prior written consent of Sac River shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, they will:

                 (a) operate their business only in the usual, regular and ordinary course consistent with past practices;

                 (b) preserve substantially intact their business organization and assets (except for acquisitions and dispositions of assets in the ordinary course of business consistent with past practices unless otherwise required by the terms of this Agreement), and maintain their rights and franchises, and use their reasonable best efforts to retain the services of their officers and key employees (except that they shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain their relationships with customers.

                 (c) maintain their corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Bancshares and Liberty Financial Statements applied on a consistent basis, except as may be required to implement changes in generally accepted accounting principles;

                 (d) maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                 (e) keep in full force and effect, insurance and bonds comparable in amount and scope of coverage to that now maintained by them;

                 (f) perform in all material respects all obligations required to be performed by them under all material contracts,leases, and documents relating to or affecting their assets, properties, and business; and

                 (g) conduct their business in a manner that does not violate any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Bancshares Material Adverse Effect.

         7.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, Liberty and Bancshares shall not do, or agree or commit to do, without the prior written consent of Sac River (which shall not be unreasonably withheld) any of the following:

                 (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                 (b) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice or as required by law, or increases which are not material, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Benefit Plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers or former directors or officers;

                 (c) declare or pay any dividend on, or make any other distribution in respect to its outstanding shares of capital stock, except normal cash dividends declared and paid by Liberty to Bancshares;

                 (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with, any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank, or other business; (iv) liquidate, sell dispose of, or encumber any assets or acquire any assets, except in the ordinary course of its business consistent with past practice; or (v) except as provided herein, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                 (f) propose or adopt any amendments to its charter or by-laws in any way adverse to Sac River or Liberty;

                 (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                 (h) with respect to properties leased by Liberty or Bancshares, renew, exercise an option to extend, cancel or surrender any lease of real property or allow any such lease to lapse, without prior consultation with Sac River;

                 (i) change any of its methods of accounting in effect at December 31, 1997, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December, 1997, except as may be required by law or generally accepted accounting principles;

                 (j) take action which would or is reasonably likely to (i) adversely affect the ability of Sac River, Bancshares or Liberty to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Bancshares' or Liberty's respective ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VIII hereof not being satisfied;

                 (k) change the lending, investment, liability management and other material policies concerning the banking business of Liberty, unless required by Law or order or unless such change does not cause a Bancshares Material Adverse Effect;

                 (l) (A) make, or agree to make, any loan or increase any existing loan to any one borrower, (1) in the amount of $250,000.00; or
         (2) would result in the aggregate indebtedness of said borrower to be in excess of $500,000.00, unless said loan is made pursuant to a properly documented and legally enforceable commitment of Liberty to the borrower made prior to the date of this Agreement; (B) make or agree to make, any new loan or advance on any existing loan, except of in conformity with Liberty's current loan policies; (C) make any change with respect to the terms of any existing loan, except in the ordinary course of business; or (D) make or commit to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal or state bank regulatory examination or internal classification of substandard or lower by Liberty's officers or directors, unless Liberty is under a legal obligation to do so. With respect to any Sac River consent required by this Section 7.2(l), Sac River shall provide advice of its consent within three business days after Sac River has received the request for consent and accompanying information necessary for Sac River to consider the request (the provisions of part A of this section shall not apply to renewals of existing loans, advances under existing loans or increases to existing loans for an amount below the applicable limits set forth in part A);

                 (m) purchase any equity securities not in the ordinary course of business; or

                 (n)   agree in writing or otherwise to do any of the foregoing.

         7.3 Access and Information. Except where prohibited by law, upon reasonable prior notice Bancshares shall ( and shall cause Liberty to) afford to Sac River's officers, employees, accountants, counsel and other representatives, access, from time to time during normal business hours during the period prior to the Effective Time, to all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Bancshares and Liberty, including without limitation all books of account tax records, minute books of directors' and stockholders' meetings, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), documents relating to assets and title thereto, plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Sac River may have a reasonable interest. During such period, Bancshares will cause one or more of its representatives to confer on a regular and frequent basis with representatives of Sac River, to report on the general status of its ongoing operations and to consult as to the making of any decision or the taking of any actions in matters other than in the ordinary course of business. During such period, Bancshares shall (and shall cause Liberty to), except where prohibited by law, furnish promptly to Sac River (i) a copy of each Bancshares

Report filed or received by it during such period pursuant to the requirements of the BHC Act and any other federal or state banking laws promptly after such documents are available; (ii) the monthly financial statements of Bancshares and Liberty (as prepared by Bancshares in accordance with its normal accounting procedures) promptly after such financial statements are available; (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of Bancshares; (iv) minutes of the Bancshares Board of Directors meetings and the reports of management of Bancshares and Liberty customarily provided to their respective Boards of Directors; and (v) all other information concerning its business, properties and personnel as Sac River may reasonably request. During such period, Bancshares shall, and shall cause Liberty to, instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of, Sac River's officers, employees, accountants, counsel and other representatives at reasonable hours and with reasonable notice by Sac River to such individuals, and to cooperate fully with Sac River in planning for the integration of the business of Sac River with the business of Bancshares and Liberty.

         7.4     Update Disclosure; Breaches.

                 (a) From and after the date hereof until the Effective Time, Bancshares shall promptly, but not less frequently than monthly, update the Bancshares Disclosure Letter by notice to Sac River to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of Sac River to consummate the transactions contemplated hereby, except as provided herein, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                 (b) Bancshares shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein or which would cause any of the conditions to the obligations of any party set forth in Article IX to be satisfied, give prompt written notice thereof to Sac River and use its best efforts to prevent or promptly remedy the same.

         7.5 Liberty Benefit Plans. Liberty shall provide to retained employees of Sac River all corporate-wide employee retirement, health, dental, life and long-term disability benefits that Liberty provides to its similarly situated employees, subject to the age and eligibility requirements for such benefits. Each such employee's last continuous period of service prior to the Effective

Time with Sac River shall count for purposes of determining eligibility and vesting for all such benefits. If such coverage under the Liberty benefits is not provided immediately after the Effective Time, Liberty shall continue the Sac River plans until coverage is effective under Liberty's plans so that no lapse in benefits occurs. Without limiting the generality of the foregoing, no preexisting condition limits shall be applied to participants in Benefit Plans upon their eligibility for such Liberty benefits (except for continuation of any such limits that were in effect under the applicable Benefit Plans). For the purpose of determining each employees's benefit for the year in which the Merger occurs under the Liberty vacation program, vacation taken by an employee in the year in which the Merger occurs will be deducted from the total Liberty benefit.

         7.6 Tax Treatment. Bancshares will use its best efforts to cause the Merger to qualify as one or more reorganizations under Code ss.368(a)(1). Following the Merger, Bancshares and Liberty will not take any action the effect of which will prevent the Merger from qualifying as one or more reorganizations under Code Section 368(a)(1).

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         8.1     Filings and Approvals.

                 (a) Each party will use all reasonable efforts and will cooperate with the other in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain the requisite approvals of and consents to the Merger and other transactions contemplated by this Agreement, from the Federal Reserve Board, the Division of Finance and the FDIC as applicable, and from any other applicable bank regulatory authorities and provide copies of nonconfidential portions of such applications, filings and related correspondence to the other parties. Prior to filing each application, notice or other documents with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on the nonconfidential portions of each such application, notice or other document. Each party shall ensure that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in any documents to be filed with the Federal Reserve Board, the Division of Finance, the FDIC or any other regulatory agency in connection with the transactions contemplated hereby will, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions set forth in Article IX to be satisfied, including participating in any required hearings or proceedings, and to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party shall keep the other advised of all material regulatory developments in a timely manner.

                 (b) In the event of a restraining order or injunction which prevents the Closing by reason of the operation of Section 9.1(a), Sac River and Bancshares shall use their respective best efforts to cause such order or injunction to be lifted and the Closing to be consummated as soon as reasonably practicable.

         8.2     Registration Statement.

                 (a) For the purposes of (i) holding a meeting of the stockholders of Sac River to approve this Agreement and the Merger (the "Meeting") and (ii) registering the Bancshares common stock to be issued to holders of Sac River common stock in connection with the Merger with the Securities and Exchange Commission (the "SEC") and with applicable state securities authorities, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "S-4"), which shall include a joint prospectus of Bancshares and proxy statement of Sac River (the "Proxy Statement") that shall satisfy all applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws and the rules and regulations thereunder.

                 (b) Bancshares shall furnish such information concerning Bancshares as is necessary in order to cause the Proxy Statement, insofar as it relates to Bancshares to be prepared in accordance with
         Section 8.2(a) hereof. Bancshares agrees promptly to advise Sac River if any time prior to the Meeting any information provided by Bancshares in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission. At the time the S-4 becomes effective and at the time the Proxy Statement is mailed to the shareholders of Sac River and at all times subsequent to such mailing up to and including the time of the Meeting, the S-4 and such Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Bancshares (including Liberty) and the Bancshares common stock, this Agreement, the Merger and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and
         (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                 (c) Sac River shall furnish Bancshares with such information concerning Sac River as is necessary in order to cause the Proxy Statement, insofar as it relates to Sac River, to be prepared in accordance with Section 8.2(a) hereof. Sac River agrees promptly to advise Bancshares if at any time prior to the Meeting any information provided by Sac River in the Proxy Statement become incorrect or incomplete in any material respect, and to provide Bancshares with the information needed to correct such inaccuracy or omission. At the time the S-4 become effective and at the time the Proxy Statement is mailed to the shareholders of Sac River and at all times subsequent to such mailings up to and including the time of the Meeting, the S-4 and the Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to Sac River and its shareholders, Sac River common stock, this Agreement, the Merger and all other transactions contemplated hereby will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                 (d) Bancshares shall file the S-4 with the SEC and applicable state securities agencies. Bancshares shall use best efforts to cause the S-4 to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. Sac River authorizes Bancshares to utilize in the S-4 the information concerning Sac River provided to Bancshares for the purpose of inclusion in the Proxy Statement. Sac River shall have the right to comment on and approve the form of the proxy statement included in the S-4. Bancshares shall advise Sac River promptly when the S-4 has become effective and of any supplements or amendments thereto, and Bancshares shall furnish Sac River with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act.

         8.3     Reports.

                 (a) Prior to the Effective Time, (i) Sac River shall prepare and file as and when required all Sac River Reports and (ii) Bancshares and Liberty shall prepare and file as and when required all Bancshares and Liberty Reports.

                 (b) Bancshares, Liberty and Sac River shall prepare such Reports such that (i) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made,not misleading, and (ii) with respect to any Report containing financial information of the type included in the Sac River Financial Statements or the Bancshares Financial Statements, respectively, the financial information (A) is prepared in accordance with generally accepted accounting principles as utilized in the Sac River Financial Statements or the Bancshares Financial Statements, as of the case may be, applied on a consistent basis (except as stated therein or in the notes thereto), (B) presents fairly the consolidated financial condition of Sac River and Bancshares, as the case may be, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (C) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items, subject to year-end audit adjustments.

         8.4 Brokers or Finders. Each of Sac River and Bancshares represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with nay of the transactions contemplated by this Agreement, and each of Sac River and Bancshares respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         8.5 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the shareholders of Sac River described in Section 9.1 hereof, including cooperating fully with the other party. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Liberty with full title to all properties, assets, rights approvals, immunities and franchises of Sac River, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a)   Corporate Approval.

                           (i) The Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Sac River common stock and Liberty common stock.

                           (ii) The Board of Directors of Bancshares shall have approved an increase in the number of directors of its Board to seventeen (17) directors, and the Board of Directors of Liberty shall have approved an increase in the number of directors of its Board to sixteen (16) directors, and both Boards shall have taken such action necessary to effectuate such increases.

                           (iii) The Board of Directors and shareholders of Bancshares shall have approved the following:

                                    (1)     Amending the articles of
                           incorporation of Bancshares to provide for the elimination of preemptive rights of shareholders effective as of the Effective Time of the Merger; and

                                    (2)     Terminating the Bancshares
                           Shareholders Agreement dated May 1, 1995, effective as of Effective Time of the Merger.

                 (b) Regulatory Approvals. This Agreement and the Merger shall have been approved by the Federal Reserve Board, the Division of Finance and the FDIC, as applicable and any other applicable bank regulatory authorities without any condition not reasonably satisfactory to Bancshares and Sac River, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting period relating to such approvals shall have expired.

                 (c) S-4: Securities Laws. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. Bancshares shall have received all state securities or "blue sky" permits or exemptions necessary to issue the Bancshares common stock in exchange for the Sac River common stock and to consummate the Merger.

                 (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                 (e) Tax Opinion. An opinion of Husch and Eppenberger, LLC, in a form satisfactory to Sac River, to the Boards of Directors of Sac River and Bancshares, to the effect that (i) the Merger will be treated for federal income tax purposes as one or more reorganizations within the meaning of Code Section 368(a), (ii) each Constituent Corporation will be a party to that reorganization within the meaning of Code Section 368(b) and (iii) no gain or loss will be recognized by the shareholders of Sac River upon the receipt solely of Bancshares common stock in the Merger in exchange for their shares of Sac River common stock, dated on or about the dates that are each two business days prior to the date the Proxy Statement is first mailed to stockholders of Sac River, shall have been delivered to Sac River and to Bancshares and shall not have been withdrawn or modified in any material respect. The opinion shall specifically state that it may be relied upon by the shareholders of Sac River. Husch and Eppenberger, LLC, may request that it be provided with certain representations, warranties and assumptions from Bancshares, Liberty and Sac River upon which it will be expressly authorized to rely in issuing said opinion.

         9.2 Conditions to Obligations of Bancshares. The obligation of Bancshares to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by Bancshares:

                 (a) Representations and Warranties. (i) Each of the representations and warranties of Sac River set forth in this Agreement, without giving effect to any update to the Sac River Disclosure Letter or notice to Bancshares under Section 6.5 hereof, shall be true and correct in all material respects as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Bancshares shall have received a certificate to such effect signed on behalf of Sac River by its chief executive officer.

                 (b) Performance of Obligations of Sac River. Sac River shall have performed in all material respects each of the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Bancshares shall have received a certificate to such effect signed on behalf of Sac River by its chief executive officer.

                 (c) Consents Under Agreements. Sac River shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by Liberty pursuant to the Merger to any obligation, right or interest of Sac River under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Sac River Material Adverse Effect, whether prior to or following the consummation of the transactions contemplated hereby.

                 (d) No Material Adverse Change. There shall have been no material adverse change since the date of this Agreement in the business, operations, prospects or financial condition of Sac River other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both Sac River and Liberty in a substantially similar manner, and Bancshares shall have received a certificate to such effect signed on behalf of Sac River by its chief executive officer.

                 (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Bancshares, Liberty, Sac River or any affiliate, associate, officer or director of any of them seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.


                 (f) Allowance for Losses on Loans. If Bancshares believes that Sac River's allowance for loan losses is inadequate, it will within ten (10) days prior to the Closing recommend to the Board of Directors of Sac River an adjustment in the amount of such allowance which, if reasonable and consistent with prudent banking practices, shall be approved by such Board.

                 (g) Outstanding Common Stock. As of the Closing Date, the number of outstanding shares of Sac River common stock shall not be greater than ten thousand (10,000), and the Optional Per Share Cash Amounts elected by the Sac River shareholders shall not have exceeded the Optional Cash Payment

         Limitation at the time of the Election Deadline (or, if applicable, the Extended Election Deadline).

         9.3 Conditions to Obligations of Sac River. The obligation of Sac River to effect the Merger is subject to the satisfaction of the following conditions, unless waived by Sac River:

                 (a) Representations and Warranties. (i) Each of the representations and warranties of Bancshares set forth in this Agreement, without giving effect to any update to the Bancshares Disclosure Letter or notice to Sac River pursuant to Section 7.4, shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Sac River shall have received a certificate to such effect signed on behalf of Bancshares by its chief executive officer.

                 (b) Performance of Obligations of Bancshares. Bancshares shall have performed in all material respects each of the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sac River shall have received a certificate to such effect signed on behalf of Bancshares by its chief executive officer.

                 (c) Consents Under Agreements. Bancshares shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Bancshares Material Adverse Effect whether prior to or following the consummation of the transactions contemplated hereby.

                 (d) No Material Adverse Change. There shall have been no material adverse change since the date of this Agreement in the business, operations, prospects or financial condition of Bancshares or Liberty other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both Sac River and Liberty in a substantially similar manner, and Sac River shall have received a certificate to such effect signed on behalf of Bancshares by its chief executive officer.

                 (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against the Bancshares, Liberty, Sac River or any affiliate, associate, officer or director or any of them seeking to restrain, enjoin, prevent, change or resend the transactions contemplated hereby or questioning the validity or legality of any such transactions.

                 (f) Allowance for Losses on Loans. If Sac River believes that Bancshares' allowance for loan losses is inadequate, it will within ten
         (10) days prior to the Closing recommend to the Board of Directors of Liberty an adjustment in the amount of such allowance which, if reasonable or consistent with prudent banking practices, shall be approved by such Board.

                 (g) Optional Cash Payment Limitation. The Optional Per Share Cash Amounts elected by the Sac River shareholders shall not have exceeded the Optional Cash Payment Limitation at the time of the Election Deadline (or, if applicable, the Extended Election Deadline).

                 (h) Tax Treatment. Sac River reasonably believes, as of the Closing Date, that the Merger will qualify as one or more reorganizations under Code Section 368(a)(1).

                                    ARTICLE X
                            TERMINATION AND AMENDMENT

         10.1 Termination. This Agreement and the Merger may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Sac
River:

                 (a) by mutual consent of the Board of Directors of Bancshares and the Board of Directors of Sac River;

                 (b) by Bancshares or Sac River (i) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Sac River, on the one hand, or Bancshares, on the other hand, set forth in this Agreement, or (ii) if the representations and warranties of Sac River, on the one hand, or Bancshares, on the other hand, shall be discovered to have become materially untrue in the aggregate, in either case which breach or other condition has not been cured within thirty (30) business days following receipt of the non-terminating party of notice of such breach or other condition;

                 (c) by Bancshares, on the one hand, or Sac River, on the other hand, if any permanent injunction preventing the consummation of the Merger shall be become final and nonappealable;

                 (d) subject to Section 1.2 hereof, by the Board of Directors of Bancshares or the Board of Directors of Sac River if the Merger shall not have been consummated before March 31,

         1999, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

                 (e) by the Board of Directors of Bancshares or the Board of Directors of Sac River if (i) the Federal Reserve Board, the Division of Finance, the FDIC or other applicable bank regulatory authority has denied approval of the Merger and neither Bancshares nor Sac River has, within thirty (30) days after the entry of the order denying such approval, filed a petition seeking review of such order as provided by applicable law or (ii) any such petition for review has been denied;

                 (f) by Sac River or Bancshares, if (i) this Agreement and the Merger are not duly approved by the shareholders of Sac River or Liberty after a vote thereon at a meeting of Sac River's or Liberty's shareholders (or any adjournment thereof) duly called and held for such purpose;

         10.2    Investigation and Review.

                 (a) Subject to the next following sentence, at any time on or prior to the 20th day following the receipt of the Sac River Disclosure Letter, Bancshares may, by action of its Board of Directors, elect to terminate this Agreement on behalf of Bancshares. Nothing in this
         Section 10.2(a) shall be construed (i) to limit the period of time during which Bancshares may conduct its investigation and review of Sac River, (ii) to limit any duty to Sac River otherwise to cooperate with the investigation and review by Bancshares subsequent to the period established pursuant to the first sentence of this subsection (a), or
         (iii) to limit or qualify in any respect the representations and warranties of Sac River to Bancshares set forth in this Agreement as a result of any such investigation and review.

                 (b) Subject to the next following sentence, at any time on or prior to the 20th day following receipt of the Bancshares Disclosure Letter, Sac River may, by action of its Board of Directors, elect to terminate this Agreement on behalf of Sac River. Nothing in this
         Section 10.2(b) shall be construed (i) to limit the period of time during which Sac River may conduct its investigation and review of Bancshares and Liberty; (ii) to limit any duty of Bancshares otherwise to cooperate with the investigation and review by Sac River subsequent to the period established pursuant to the first sentence of this subsection (b); or (iii) to limit or qualify in any respect the representations and warranties of Bancshares to Sac River set forth in this Agreement as a result of such investigation and review.

         10.3 Effect of Termination. In the event of termination of this Agreement by Sac River or Bancshares as provided in Sections 10.1 or 10.2 hereof, this Agreement and the Merger shall forthwith become void and there shall be no liability or obligation on the part of Bancshares or Sac River or their respective officers or directors except (a) with respect to Sections 6.7 and 8.4 hereof, and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         10.4 Amendment. Subject to the last sentence of this Section 10.4, this Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Sac River and Liberty, but after any such approval by the shareholders of Sac River and Liberty, no amendment shall be made which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.5 Extension; Waiver. At any time prior to the Effective Time, Bancshares and Sac River, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Non-Survival of Representations, Warranties and Agreements. None the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements and instruments contained or specified in Sections 2.3 and 2.4, Article III, Sections 6.4, 6.7, 7.4, 7.5, 7.6, 8.5, and 9.1(e), the last sentence of Section 10.4, and this Article XI.

         11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by nationally recognized overnight courier service, telecopied (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to Bancshares and/or Liberty:   Mr. Gary E. Metzger
                                            President
                                            Liberty Bank
                                            1414 E. Primrose
                                            Springfield, MO  65804
                                            Fax:  (417) 888-2080


(b)      if to Sac River:                   Mr. Garry L. Robinson
                                            President
                                            Sac River Valley Bank
                                            P.O. Box B
                                            Stockton, MO  65785
                                            Fax:  (417) 276-4624

         11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (b) except as expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         11.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         11.6 Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement.

         11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         11.8 Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made upon the knowledge of a party hereto that is not an individual, such knowledge shall include the knowledge, after due inquiry, of any executive officer of such party or an executive officer of any subsidiary thereof.

         11.9 Confidentiality. Except for information that is available to the public, all information concerning Sac River and its customers made available to or in the possession of Bancshares shall be kept as confidential. Except for information that is available to the public, all information concerning Bancshares, Liberty and their customers made available to or in the possession of Sac River shall be kept as confidential.

         IN WITNESS WHEREOF, Bancshares, Liberty and Sac River have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.




(Corporate Seal)                    LIBERTY BANCSHARES, INC.

ATTEST:

                                    By /s/ Gary E. Metzger
                                      -------------------------------------
/s/ Pat L. Sechler                    Gary E. Metzger, President
-----------------------------
Secretary/Assistant Secretary               "Bancshares"





(Corporate Seal)                    LIBERTY BANK

ATTEST:

                                    By /s/ Gary E. Metzger
/s/ Pat L. Sechler                    -------------------------------------
-----------------------------         Gary E. Metzger, President
Secretary/Assistant Secretary
                                            "Liberty"





(Corporate Seal)                    SAC RIVER VALLEY BANK

ATTEST:
                                    By /s/ Garry L. Robinson
/s/ Stephen T. Drew                    -------------------------------------
-----------------------------          Garry L. Robinson, President
Secretary/Assistant Secretary

STATE OF MISSOURI          )
                           ) ss.
COUNTY OF Greene           )

         On this 18th day of June, 1998, before me personally appeared Gary E. Metzger, to me personally known, who being duly sworn, did say that he is the President of Liberty Bancshares, Inc. (the "Corporation"), that the seal affixed to this instrument is the corporate seal of the Corporation, and that the said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors and the said Gary L. Metzger acknowledged said instrument to be the free act and deed of the Corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in Springfield, the day and year first above written.

                                    /s/ Pat L. Sechler
                                    ----------------------------------
                                    Notary Public


My commission expires: 11-14-2000

STATE OF MISSOURI          )
                           ) ss.
COUNTY OF Greene           )

         On this 18th day of June, 1998, before me personally appeared Gary E. Metzger, to me personally known, who being duly sworn, did say that he is the President of Liberty Bank (the "Corporation"), that the seal affixed to this instrument is the corporate seal of the Corporation, and that the said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors and the said Gary L. Metzger acknowledged said instrument to be the free act and deed of the Corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in Springfield, the day and year first above written.

                                    /s/ Pat L. Sechler
                                    ------------------------------------
                                    Notary Public

My commission expires: 11-14-2000

STATE OF MISSOURI          )
                           ) ss.
COUNTY OF Cedar            )

         On this 18th day of June, 1998, before me personally appeared Garry L. Robinson, to me personally known, who being duly sworn, did say that he is the President of Sac River Valley Bank (the "Corporation"), that the seal affixed to this instrument is the corporate seal of the Corporation, and that the said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors and the said Gary L. Metzger acknowledged said instrument to be the free act and deed of the Corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in Stockton, MO, the day and year first above written.

                                    /s/ Carla S. Barnes
                                    ------------------------------------
                                    Notary Public


My commission expires: 8/14/01


                                    CARLA S. BARNES
                               NOTARY PUBLIC - NOTARY SEAL
                                    STATE OF MISSOURI
                                    CEDAR COUNTY
                            MY COMMISSION EXPIRES AUG. 14, 2001

                                   EXHIBIT "A"


                               AGREEMENT TO MERGE

                              SAC RIVER VALLEY BANK

                                  WITH AND INTO

                                  LIBERTY BANK

                              UNDER THE CHARTER OF

                                  LIBERTY BANK

                                WITH THE TITLE OF

                                 "LIBERTY BANK"


         THIS AGREEMENT TO MERGE (hereinafter called this "Agreement"), dated the ______ day of _______________, 1998, by and among Liberty Bancshares, Inc., a Missouri corporation with its principal place of business located at 1414 East Primrose, Springfield, Missouri, 65804 ("Bancshares"); Liberty Bank, a Missouri chartered bank and wholly owned subsidiary of Bancshares with its main office located at 1414 East Primrose, Springfield, Greene County, Missouri ("Liberty"); and Sac River Valley Bank, a Missouri chartered bank with its main office located in Stockton, Cedar County, Missouri ("Sac River"). (Liberty and Sac River are sometimes hereinafter collectively referred to as the "Constituent Banks").

                              W I T N E S S E T H:

         WHEREAS, Liberty has an authorized capitalization consisting of thirty-four thousand (34,000) shares of common stock, par value Fifty Dollars ($50.00) per share, all of which are issued and outstanding and are owned of record and beneficially by Bancshares as of the date hereof; and

         WHEREAS, Sac River has an authorized capitalization consisting of ten thousand (10,000) shares of common stock, par value Thirty Dollars ($30.00) per share, all of which are issued and outstanding as of the date hereof; and

         WHEREAS, as of December 31, 1997, the equity capital of Liberty was Seven Million Six Hundred Three Thousand Dollars ($7,603,000.00) divided into thirty-four thousand (34,000) shares of common stock, of a par value of Fifty Dollars ($50.00) each, surplus of Five Million Five Hundred Ninety-Two Thousand Dollars ($5,592,000.00) and undivided profits, including capital reserves, of Three Hundred Eleven Thousand Dollars ($311,000.00); and

         WHEREAS, as of December 31, 1997, the equity capital of Sac River was Eleven Million One Hundred Forty Thousand Dollars ($11,140,000.00), divided into ten thousand (10,000) shares of common stock, each of a par value of Thirty Dollars ($30.00) each, surplus of Five Hundred Thousand Dollars ($500,000.00), undivided profits, including capital reserves, of Ten Million Three Hundred Fifteen Thousand Dollars ($10,315,000.00), and net unrealized holding gains unavailable for sale securities of Twenty Five Thousand Dollars ($25,000.00); and

         WHEREAS, Bancshares has, on the date hereof, authorized capital consisting of 5,000,000 shares of common stock, par value of $1.00 per share (as approved by the shareholders of Bancshares on May 19, 1998), of which on the date hereof 511,090 shares are issued and outstanding; and

         WHEREAS, the Boards of Directors of Sac River, Liberty and Bancshares deem it advisable to merge Sac River in and into Liberty (the "Merger") in accordance with the provisions of RSMo. Sections 362.610 to 362.810, inclusive; and

         WHEREAS, Sac River, Liberty and Bancshares have entered into an Agreement and Plan of Merger dated as of June 18, 1998 (the "Reorganization Agreement"), providing for the Merger; and

         WHEREAS, the Board of Directors and the shareholders of Sac River have approved this Agreement and the Merger in accordance with the provisions of RSMo. Sections 362.610 to 362.810, inclusive; and

         WHEREAS, the Board of Directors and the sole shareholder of Liberty have approved this Agreement and the Merger in accordance with RSMo.
Sections 362.610 to 362.810, inclusive, the Board of Directors of Bancshares has approved this Agreement and the Merger in accordance with The General and Business Corporation Law of Missouri and no action by the shareholders of Bancshares is required under The General and Business Corporation Law of Missouri in order to approve this Agreement and the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 Subject to and in accordance with the provisions of this Agreement, Sac River shall be merged with and into Liberty (being sometimes referred to herein as the "Surviving Association") under the charter of Liberty. The time the Merger becomes effective is hereinafter referred to as the "Effective Date."

         1.2 The name of the Surviving Association shall be "Liberty Bank".

         1.3 From and after the Effective Date, the Surviving Association shall be considered the same business and corporate entity as the Constituent Banks, with all of the rights, powers, duties and liabilities of the Constituent Banks. Pursuant to the Merger, all assets of Sac River as of the Effective Date shall pass to and vest in the Surviving Association, and all liabilities of Sac River as of the Effective Date shall attach to and become liabilities of the Surviving Association, without any conveyance or other action.

         1.4 Prior to and after the Effective Date, Bancshares, Liberty and Sac River shall take all such actions as may be necessary or appropriate in order to effect the Merger. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Association with full title to all properties, assets and rights of Sac River as of the Effective Date, the officers of Bancshares, Liberty and Sac River shall take all such further action.

                                   ARTICLE II

                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

         2.1 On the Effective Date, by virtue of the Merger and without any action on the part of any holder of any share of Liberty common stock or any share of Sac River common stock, but subject to RSMo. Section 362.730 with respect to the rights of dissenting shareholders, the following shall occur:

                  (a) Each issued and outstanding share of Liberty common stock on the Effective Date shall remain issued and outstanding and shall be unchanged by the Merger.

                  (b) Each issued and outstanding share of Sac River common stock issued and outstanding after the Effective Date shall cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist, and shall be converted into and exchanged for the right to receive common stock of Bancshares, fully paid and non-assessable, and cash from Bancshares, as follows:

                           (i) Cash in the amount of Four Hundred Eighty-Five
                  Dollars & 70/100 ($485.70) per share (the "Mandatory Per Share Cash Amount"). In no event, however, shall the Mandatory Per Share Cash Amounts exceed, in the aggregate, Four Million Eight Hundred Fifty-Seven Thousand Dollars ($4,857,000.00); and

                           (ii) At the election of each shareholder of Sac
                  River, with respect to each share of Sac River common stock:

                                    (A) Cash in the amount of One Thousand Fifty
                           Dollars ($1,050.00) per share (the "Optional Per Share Cash Amount"); provided, however, that the total cash payable by Bancshares with respect to the Optional Per Share Cash Amount to all shareholders of Sac River shall not exceed Two Million Eight Hundred Thousand Dollars ($2,800,000.00), less cash distributed in lieu of fractional shares (the "Optional Cash Payment Limitation"); or

                                    (B) The right to receive 35.516 shares of
                           common stock of Bancshares (the "Exchange Ratio").

         2.2 In the event Bancshares changes the number of shares of Bancshares common stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         2.3 Notwithstanding any other provision of this Agreement, each holder of shares of Sac River common stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Bancshares common stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a shares of Bancshares common stock multiplied by the value of one share of Bancshares common stock at the Effective Date. For purposes of this Agreement, the value of one share of Bancshares common stock at the Effective Date shall be $29.56 (subject to adjustment as provided in Section
2.2 hereof). No such holder shall be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         2.4 Elections by shareholders of Sac River to receive Optional Per Share Cash Amounts shall be made by mailing or delivering to the Exchange Agent (as defined below) the Form of Election delivered to the shareholders of Sac River with the Proxy Statement (as defined in the Reorganization Agreement). To be effective, a Form of Election must be properly completed, signed and submitted by the shareholder no later than the date of the special meeting of the shareholders of Sac River held to approve the Merger (the "Election Deadline"). In the event the special shareholders meeting is adjourned to a specified date no longer than ninety (90) days after such adjournment, the Election Deadline shall be such specified date (the "Extended Election Deadline"). Sac River and Bancshares shall mail the Form of Election with the Proxy Statement to all holders of Sac River common stock on the record date of the Sac River special shareholders' meeting and shall make the Form of Election available to all persons who become holders of Sac River common stock subsequent to such day and no later than the close of business on the business day prior to the Extended Election Deadline. All elections by shareholders to receive Optional Per Share Cash Amounts may be revoked or amended until the Extended Election Deadline. If no such election is filed by a Sac River shareholder, no Optional Per Share Cash Amount shall be made to the shareholder, and all of the Sac River shares held by the shareholder shall be exchanged for Bancshares common stock in accordance with the Exchange Ratio (except for the Mandatory Per Share Cash Amount). Each Sac River shareholder who does not vote in favor of the Merger as of the Extended Election Deadline shall be deemed, subject to the right hereinabove provided for amendment or revocation of the election and subject to the provisions of Section 2.9 hereof, to have made an election to receive Optional Per Share Cash Amounts with respect to his or her shares, regardless of the actual Form of Election submitted by said shareholder

         2.5 At the closing of the Merger (the "Closing" or "Closing Date"), Bancshares shall deposit with Husch & Eppenberger, LLC (the "Exchange Agent"), for the benefit of the then holders of shares of Sac River common stock, certificates dated as of the Closing Date representing the shares of Bancshares common stock, the cash to be paid in lieu of fractional shares, the Optional Per Share Cash Amounts (if any), and the Mandatory Per Share Cash Amounts (such cash and certificates of Bancshares common stock, together with any dividend or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 2.1 hereof in exchange for the outstanding shares of Sac River common stock. Within five (5) business days after the Closing Date, Bancshares shall cause the Exchange Agent to mail to each holder of record as of the Closing Date of a Sac River certificate or certificates (i) a letter of transmittal which will specify that delivery shall be effective, and risk of loss and title to the Sac River certificate(s) shall pass, only upon delivery of the Sac River certificate(s) to the Exchange Agent and which shall be in such form and have such other provisions as Bancshares and Sac River may reasonably specify, and (ii) instructions for use in effecting the surrender of the Sac River certificate(s) in exchange for a certificate representing shares of Bancshares common stock, cash to be paid in lieu of any fractional share, the Optional Per Share Cash Amount (if any) and the Mandatory Per Share Cash Amount. Upon surrender of a shareholder's Sac River certificate or certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Sac River certificate(s) shall be entitled to receive in exchange therefore, within ten (10) business days following said surrender, (1) a certificate representing the applicable number of whole shares of Bancshares common stock, and (2) a check representing the amount of the cash to be paid in lieu of a fractional share, if any, the Optional Per Share Cash Amount (if any) and the Mandatory Per Share Cash Amount, and the Sac River certificate(s) so surrendered shall forthwith be cancelled; provided, however, that any Sac River shareholder who does not vote in favor of the Merger shall not be entitled to receive said cash earlier than sixty (60) days after the Effective Date. Except for said shareholders (who, except as provided in Section
2.9 hereof, shall receive interest at the rate of 9% per annum during the period of sixty (60) days following the Effective Date), no interest will be paid on the cash in lieu of fractional shares, if any, the Optional Per Share Cash Amount (if any), and the Mandatory Per Share Cash Amount. Any applicable stock transfer taxes shall be paid by Bancshares. Adoption of this Agreement by the shareholders of Sac River and Liberty shall constitute ratification of the appointment of the Exchange Agent.

         2.6 At the Effective Date, the stock transfer books of Sac River shall be closed as to holders of Sac River common stock immediately prior to the Effective Time and no transfer of Sac River common stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.5 hereof, each certificate theretofore representing shares of Sac River common stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.1 hereof in exchange therefore, subject, however, to Bancshares' obligation to pay any dividends or make any other distributions with a record date prior to the Effective Date which have been declared or made by Sac River in respect of such shares of Sac River common stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Date. Whenever a dividend or other distribution is declared by Bancshares on the Bancshares common stock, the record date for which is at or after the Effective Date, the declaration shall include dividends or other distributions on all shares of Bancshares common stock issuable pursuant to this Agreement, but beginning thirty (30) days after the Effective Date no dividend or other distribution payable to the holders of record of Bancshares common stock as of any time subsequent to the Effective Date shall be delivered to the holder of any certificate representing shares of Sac River common stock issued and outstanding at the Effective Date until such holder surrenders such certificate (or an affidavit in lieu thereof pursuant to Section 2.8 hereof) for exchange as provided in Section 2.5 of this Agreement. However, upon surrender of Sac River common stock certificate, both the Bancshares common stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable thereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

         2.7 Any portion of the Exchange Fund that remains unclaimed by the shareholders of Sac River for twelve (12) months after the Closing Date shall be paid to Bancshares. Any shareholders of Sac River who have not theretofore complied with this Article II shall thereafter look only to Bancshares for payment of their shares of Bancshares common stock, cash in lieu of any fractional share of Bancshares common stock, Optional Per Share Cash Amount (if any) and Mandatory Per Share Cash Amount, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor Bancshares shall be liable to any former holder of shares of Sac River common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         2.8 In the event any Sac River certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Sac River certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the execution and delivery of an indemnity agreement whereby said person shall agree to indemnify the Exchange Agent and Bancshares against any claim which may be made against it with respect to such Sac River certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Sac River certificate the shares of Bancshares common stock and cash in an amount as determined in accordance with Section 2.1 hereof, deliverable in respect thereof pursuant to this Agreement.

         2.9 Each issued and outstanding share of Sac River common stock, the holder of which has validly asserted dissenters' rights pursuant to RSMo.
Section 362.730 and has not effectively withdrawn or lost such rights, shall not be converted into or represent a right to receive the consideration specified in Section 2.1 hereof, but the holder thereof shall be entitled only to such rights as are granted by RSMo. Section 362.730. In the event the holder of Sac River common stock validly asserts dissenters' pursuant to RSMo.
Section 362.730, any cash held by the Exchange Agent with respect to said shareholder's shares shall be paid by the Exchange Agent to the Surviving Association. Each shareholder entitled, pursuant to the provisions of RSMo.
Section 362.730, to payment for his or her shares of Sac River common stock, shall receive payment therefore from the Surviving Association (but only after the amount thereof shall have been agreed upon or determined pursuant to such provisions) and such shares of Sac River common stock shall be cancelled. If any holder of shares of Sac River common stock who asserts dissenters' rights under RSMo. Section 362.730 effectively withdraws or loses (through failure to perfect or otherwise) such rights, each such share of Sac River common stock shall be converted into the right to receive the consideration specified in
Section 2.1 hereof.

                                   ARTICLE III

                               CONDUCT OF BUSINESS

         3.1 The business of the Surviving Association shall be that of a Missouri banking association.

         3.2 The business of the Surviving Association shall be conducted at the Surviving Association's main office, located at 1414 East Primrose, Springfield, Missouri 65804, and at its legally established branches, as approved by the Missouri Commissioner of Finance (the "Commissioner of Finance").

                                   ARTICLE IV

                       ARTICLES OF ASSOCIATION AND BY-LAWS

         4.1 From and after the Effective Date until they are duly amended, the Articles of Association of the Surviving Association shall read in their entirety as set forth in Schedule "1", attached hereto and made a part hereof by this reference.

         4.2 The By-Laws of Liberty immediately prior to the Merger shall be the By-Laws of the Surviving Association from and after the Effective Date until they are duly amended.

                                    ARTICLE V

                             DIRECTORS AND OFFICERS

         5.1 The directors of the Constituent Banks in office immediately prior to the Effective Date, as listed on Schedule "2", attached hereto and made a part hereof by this reference, shall serve as the directors of the Surviving Association from and after the Effective Time in accordance with By-Laws of the Surviving Association.

         5.2 The officers of Liberty in office immediately prior to the Effective Date shall serve in the same capacities with the Surviving Association from and after the Effective Date in accordance with the By-Laws of the Surviving Association. In addition, Garry L. Robinson shall serve as the Executive Vice-President of the Surviving Association, and all current vice presidents of Sac River shall serve as vice presidents of the Surviving Association.

                                   ARTICLE VI

                                 EFFECTIVE DATE

         6.1 The Effective Date of the Merger shall be at such time as this Agreement, a copy of the minutes of the respective


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shareholders' meetings at which the Merger was approved, with a copy of the approval of the Boards of Directors of the Constituent Banks, all certified and verified by the respective secretaries of the meetings, shall be filed with the Commissioner of Finance and in and with such additional offices as required by the provisions of RSMo. Sections 362.610 to 362.810, inclusive.

                                   ARTICLE VII

                                   TERMINATION

         7.1 This Agreement shall automatically terminate and the Merger shall be abandoned upon termination of the Reorganization Agreement by Liberty or Sac River in accordance with the provisions of Article X of the Reorganization Agreement.

                                  ARTICLE VIII

                                    AMENDMENT

         8.1 Subject to the last sentence of this Section 8.1, this Agreement may be amended by the parties hereto by action taken or authorized by the respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Sac River and Liberty, but after any such approval by the shareholders of Sac River and Liberty, no amendment shall be made which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

         9.2 This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

(Corporate Seal)                            LIBERTY BANCSHARES, INC.

ATTEST:

                                            By__________________________________
_____________________________                 Gary E. Metzger, President
Secretary/Assistant Secretary

                                                          "Bancshares"




(Corporate Seal)                            LIBERTY BANK

ATTEST:

                                            By__________________________________
_____________________________                 Gary E. Metzger, President
Secretary/Assistant Secretary

                                                          "Liberty"




(Corporate Seal)                            SAC RIVER VALLEY BANK

ATTEST:

                                            By__________________________________
_____________________________                 Garry L. Robinson, President
Secretary/Assistant Secretary





STATE OF MISSOURI                   )
                                    ) ss.
COUNTY OF ____________              )

         On this _______ day of __________________, 1998, before me personally appeared Gary E. Metzger, to me personally known, who being duly sworn, did say that he is the President of Liberty Bancshares, Inc. (the "Corporation"), that the seal affixed to this instrument is the corporate seal of the Corporation, and that the said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors and the said Gary L. Metzger acknowledged said instrument to be the free act and deed of the Corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in _____________________________, the day and year first above written.


                                                     __________________________
                                                     Notary Public


My commission expires:___________________________



STATE OF MISSOURI                   )
                                    ) ss.
COUNTY OF ____________              )

         On this _______ day of __________________, 1998, before me personally appeared Gary E. Metzger, to me personally known, who being duly sworn, did say that he is the President of Liberty Bank (the "Corporation"), that the seal affixed to this instrument is the corporate seal of the Corporation, and that the said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors and the said Gary L. Metzger acknowledged said instrument to be the free act and deed of the Corporation.



         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in _____________________________, the day and year first above written.


                                                     __________________________
                                                     Notary Public


My commission expires:___________________________



STATE OF MISSOURI                   )
                                    ) ss.
COUNTY OF ____________              )

         On this _______ day of __________________, 1998, before me personally appeared Garry L. Robinson, to me personally known, who being duly sworn, did say that he is the President of Sac River Valley Bank (the "Corporation"), that the seal affixed to this instrument is the corporate seal of the Corporation, and that the said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors and the said Gary L. Metzger acknowledged said instrument to be the free act and deed of the Corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in _____________________________, the day and year first above written.


                                                     ___________________________
                                                     Notary Public


My commission expires:___________________________




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


                                   EXHIBIT "B"

                       LIST OF DIRECTORS OF SURVIVING BANK


                                 William P. Gaut
                                Lyle D. Graesser
                               Kenneth E. Hamilton
                                    Jack Hoke
                                 Gary E. Metzger
                              Richard A. Pendleton
                                 Wayne E. Scheer
                               C. Tal Wooten, Jr.
                                  Dixie Letsch
                               C. W. "Bill" Neale
                                Howard K. Johnson
                                 Franklin Smith
                                Neale W. Johnson
                                Garry L. Robinson
                                Stephen T. Wrenn
                                 Charles Skaggs


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